UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SOVRAN SELF STORAGE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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SOVRAN SELF STORAGE, INC.

6467 Main Street

Williamsville, New York 14221

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Sovran Self Storage, Inc. on Thursday, May 21, 2015 at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221. The 2015 Annual Meeting will begin promptly at 9:00 a.m. (E.D.T.).

The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote “FOR” the election of six Directors to serve until the 2016 Annual Meeting of Shareholders, “FOR” the adoption of the Sovran Self Storage, Inc. 2015 Award and Option Plan, “FOR” the approval of the amended and restated Deferred Compensation Plan for Directors of Sovran Self Storage, Inc., “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2015, and “FOR” the proposal to approve the compensation of the Company’s executive officers.

The vote of every Shareholder is important. You may vote your shares via the toll free telephone number or via the Internet (see instructions on the enclosed proxy card) or you may sign and date the accompanying proxy card and return it in the postage paid envelope provided. Please note that the toll free telephone number is available only for calls originating in the United States. For calls from other locations, please see the alternate number provided on the enclosed proxy card. Returning your completed proxy card will not prevent you from voting in person at the meeting should you be present and wish to do so or from changing your vote before the meeting. Please take the time to vote. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another Shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Sovran Investor Relations at (716) 633-1850.

The Board of Directors and management look forward to greeting those Shareholders who are able to attend the Annual Meeting.

Sincerely,

ANDREW J. GREGOIRE

Secretary

April 8, 2015

SOVRAN SELF STORAGE, INC.

6467 Main Street

Williamsville, New York 14221

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF SOVRAN SELF STORAGE, INC.:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Sovran Self Storage, Inc. (the “Company”) will be held at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221, on Thursday, May 21, 2015, at 9:00 a.m. (E.D.T.), to consider and take action on the following:

1.	The election of six directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	The adoption of the Sovran Self Storage, Inc. 2015 Award and Option Plan.

3.

The approval of the amended and restated Deferred Compensation Plan for Directors of Sovran Self Storage, Inc. to increase the number of shares of the Company’s common stock that may be issued thereunder from 75,000 to 100,000.

4.	The ratification of the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.

5.	Proposal to approve (on a non-binding basis) the compensation of the Company’s executive officers.

6.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 20, 2015 will be entitled to notice of the meeting and to vote at the meeting.

Shareholders who will be unable to attend the Annual Meeting in person may attend the meeting by proxy. Such Shareholders are requested to complete, date, sign and return the proxy card in the envelope enclosed or to vote their shares by telephone or via the Internet as described on the enclosed proxy card.

By Order of the Board of Directors,

ANDREW J. GREGOIRE

Secretary

Williamsville, New York

April 8, 2015

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to

be held on May 21, 2015

The Proxy Statement, Form 10-K for the year ended December 31, 2014 and the Annual Report to Shareholders are available at www.sovranss.com/2015annualmeeting

SOVRAN SELF STORAGE, INC.

6467 Main Street

Williamsville, New York 14221

PROXY STATEMENT

FOR

2015 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sovran Self Storage, Inc. (the “Company”) for the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 21, 2015 at 9:00 a.m. (E.D.T.) at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about April 8, 2015.

Shareholders of record may vote by (i) attending the meeting and voting in person, (ii) using the toll-free telephone number shown on the proxy card, (iii) voting via the Internet at the address shown on the proxy card, or (iv) marking, dating, signing and returning the enclosed proxy card. Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) as of a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not act to revoke a prior proxy.

The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by employees of the Company without additional compensation.

Only Shareholders of record at the close of business on March 20, 2015 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on March 20, 2015, there were issued and outstanding 35,562,772 shares of the Company’s common stock (“Common Stock”). Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining whether a quorum is present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Note to Beneficial Owners.    Under the rules of the New York Stock Exchange (“NYSE”), brokers or nominees have the authority to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the selection of Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. The election of directors, the adoption of the 2015 award and option plan, the approval of the amended and restated deferred compensation plan for directors and the non-binding vote on the compensation of the Company’s executive officers are considered “non-routine” matters. As a result, if a broker or nominee does not receive voting instructions from the beneficial owner of shares held by such broker or nominee, those shares will not be voted and will be considered broker non-votes with respect to those “non-routine” matters. Therefore, it is very important for beneficial owners holding shares in this manner to provide voting instructions to their broker or other nominee.

The Company has enclosed with this Proxy Statement a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2014, including the financial statements and schedules thereto.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to

be held on May 21, 2015

The Proxy Statement, Form 10-K for the year ended December 31, 2014 and the Annual Report to
Shareholders are available at www.sovranss.com/2015annualmeeting

PROPOSAL 1. ELECTION OF DIRECTORS

It is intended that the proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees for director named below. Our bylaws require that in an uncontested election the affirmative vote of a majority of the total of votes cast for or against, or withheld as to, a nominee at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. The nominees proposed are all presently members of the Board of Directors.

Anthony P. Gammie, presently a director of the Company, has advised the Company that he will not be standing for re-election for an additional term as a director. Mr. Gammie has been a director of the Company since the Company’s initial public offering in 1995. During his tenure he has provided invaluable insight to the Company and members of the Company’s senior management team. Mr. Gammie will continue to be a member of the Board of Directors until the 2015 Annual Meeting of Shareholders. Effective as of the date of the Annual Meeting, the size of the Board will be reduced to six.

Nominees for Election to the Board of Directors

The nominees named herein will hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable to stand for election, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the Governance Committee of the Board of Directors subject to Board approval. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors.

Set forth below is a brief description of the business experience during the last five years of each of our nominees for election as directors. This description also includes the principal occupation of, and directorships held, by each director for at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the Board of Directors.

Name	Age	Director Since	Independent	Business Experience
Robert J. Attea	73	1995	No

Chairman of the Board and Director of the Company since 1995 and Chief Executive Officer of the Company from March 1997 to February 29, 2012. Mr. Attea is one of the founders of the Company and has more than 40 years of experience in the commercial real estate industry and 32 years in the self-storage industry. He brings to the Board of Directors extensive experience in the acquisition, disposition and development of commercial real estate. He also is a key contributor in the development and execution of the Company’s business strategy and provides invaluable expertise related to the self-storage industry. This industry experience coupled with his intimate knowledge of the Company enables him to make invaluable contributions to the Board of Directors and the Company’s success. Mr. Attea is the brother-in-law of Edward F. Killeen, Chief Operating Officer of the Company.

Name	Age	Director Since	Independent	Business Experience
Kenneth F. Myszka	66	1995	No

President of the Company since March 1997 and Chief Operating Officer of the Company from March 1997 to January 19, 2015. Mr. Myszka is one of the founders of the Company and has more than 30 years of experience in the self-storage industry. He is a certified public accountant and a graduate of the University of Buffalo Law School. He brings to the Board extensive experience in systems development, marketing and product innovations. Also, his legal and accounting background and in-depth experience in human relations provides the Board of Directors with valuable perspectives in the development and execution of the Company’s business strategies and otherwise. In addition, he has an intimate knowledge of the Company’s day-to-day operations, which gives him a detailed understanding of the Company’s business strategy and operations.

Charles E. Lannon	67	1995	Yes

Mr. Lannon is and has been the President of Strategic Advisory, Inc. (formerly known as Strategic Capital, Inc.), a consulting firm, since 1995. Through Strategic Advisory, Inc., Mr. Lannon has provided consulting and advisory services to many companies seeking capital, transactional and financial guidance. Also, since 1995 he has served as an executive officer and on the board of several non-public companies. In addition, in 2013 he joined the board of Buckingham Properties LLC, a private REIT, were he currently is the lead independent director and serves on the audit, governance, and compensation committees. Prior to 1995, Mr. Lannon was involved in the self-storage industry for over 10 years. Such collected experience allows him to provide the Board of Directors with significant assistance related to investor relations, strategic and transactional matters. He also has an excellent understanding of corporate governance trends and the role of the Board of Directors which enables him to well serve the Company as chair of its Governance Committee and as a member of the Audit Committee.

Stephen R. Rusmisel	69	2012	Yes

Mr. Rusmisel is and has been a partner of the law firm of Pillsbury, Winthrop, Shaw, Pittman LLC (and its predecessor firm, Winthrop, Stimson, Putnam & Roberts) since January 1, 1980. He received his J.D. degree from the University of Virginia School of Law in 1971 and his A.B degree from Yale University in 1968. During his more than 40 years as an attorney, he has counseled clients in general corporate, securities and business matters with an emphasis on mergers and acquisitions. He has also provided advice to audit committees of public companies, and he has made numerous presentations to the Boards of Directors of public companies regarding board fiduciary duties,

Name	Age	Director Since	Independent	Business Experience

corporate governance matters and transactional matters. He has frequently lectured and published numerous articles on corporate governance and transactional issues. As a result of Mr. Rusmisel’s experience, he brings to the Company well grounded experience in corporate governance, accounting, finance and enterprise risk management.

Arthur L. Havener, Jr.	48	2015	Yes

Director of the Company since January 19, 2015. Mr. Havener is and has been since 2007 principal of Stampede Capital LLC, which provides real estate consulting support to publicly traded real estate investment trusts and institutional investors. Prior to forming Stampede Capital LLC, he was a Vice President of A.G. Edwards and Sons Inc., and Head of Real Estate Research from 2002 to 2007. Mr. Havener also serves on the Board of Trustees of Boardwalk REIT, a Canadian Real Estate Investment Trust traded on the Toronto Stock Exchange. As a result of Mr. Havener’s experience, he brings to the Board significant experience in real estate investment, corporate governance, securities and REIT matters.

Mark G. Barberio	52	2015	Yes

Director of the Company since January 19, 2015. Mr. Barberio is and has been principal of Markapital, LLC since 2013. Markapital, LLC is a business and M&A consulting firm. Prior to forming Markapital, LLC, Mr. Barberio was employed by Mark IV, LLC (now Dayco, LLC) a global diversified manufacturing company from 1985 to 2013. He served in a variety of positions at Mark IV, including as Co-Chief Executive Officer from 2009 to 2013 and Chief Financial Officer from 2004 to 2013. As a result of Mr. Barberio’s experience, he brings to the Board well-grounded experience in accounting, corporate governance, operational oversight, business strategy and investor relations. His accounting and other experience also allows him to provide leadership as the Chair of the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES NAMED ABOVE.

Director Independence

The Board of Directors has reviewed all transactions or relationships between each director, director nominee, or any member of his or her immediate family and the Company, its senior management and its independent registered public accounting firm. There were no transactions, relationships or arrangements with any non-employee director or director nominee that were required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934 that the Board of Directors considered as part of such review. In determining independence of Charles E. Lannon, the Board of Directors did consider a certain facilities services agreement between a business owned by Mr. Lannon and the Company involving payments of approximately $6,000 per annum, which it did not regard as affecting Mr. Lannon’s independence. Based on this review and as required by the independence standards of the New York Stock Exchange (“NYSE”), the Board of Directors has affirmatively determined that Messrs. Gammie, Lannon, Rusmisel, Havener and Barberio are independent from management and its independent registered public accounting firm within the meaning of the NYSE listing standards and as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”).

Meetings Of The Board Of Directors And Board Committees

The Board of Directors held nine meetings during the fiscal year ended December 31, 2014. Each incumbent director who served on the Board of Directors in 2014 attended at least 75% of the aggregate total number of meetings held by the Board of Directors and all committees on which he served. Our independent directors, being all of the members of our Board of Directors other than Messrs. Attea and Myszka, meet in executive session in conjunction with regularly scheduled meetings of the Board of Directors at least twice per year and on other occasions, as necessary, in accordance with the Company’s Corporate Governance Principles. The Board of Directors has designated Stephen R. Rusmisel as lead independent director and as lead independent director he presides at executive sessions of the Company’s independent directors and has the additional duties described below. The Company’s policy is that all directors should attend the Annual Meeting of Shareholders absent a good reason. Four directors attended the 2014 Annual Meeting of Shareholders, and two directors were excused for good reason.

The Board of Directors has three committees with the principal functions described below. The charter of each committee is posted on the Company’s website at www.sovranss.com. A copy of each charter is available in print to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, attention Andrew J. Gregoire, Secretary, or by telephone (716) 633-1850.

Audit Committee.    The Audit Committee is composed of Messrs. Gammie, Lannon, Rusmisel, Havener and Barberio. Messrs. Havener and Barberio were added to the Audit Committee on January 30, 2015. Mr. Barberio currently serves as Chair. The Audit Committee is established to oversee the accounting and financial reporting processes and audits of the financial statements of the Company. The Audit Committee assists the Board of Directors in oversight of the quality and integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements, the assessment of independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function, as well as accounting and reporting processes.

The Audit Committee is composed entirely of independent directors within the meaning of applicable NYSE listing standards and rules and regulations of the SEC. Each member must be “financially literate” under NYSE listing standards, or become financially literate within a reasonable period of time after appointment. The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee. The Board of Directors has determined that all members of the Audit Committee are financially literate. The Board of Directors has also determined that Audit Committee Chair Mark G. Barberio meets the definition of a “financial expert.”

The Audit Committee’s duties are set forth in its charter, which can be found on the Company’s web site at www.sovranss.com. Additional information regarding the Audit Committee and the Company’s independent registered public accounting firm is disclosed in the Report of the Audit Committee below. The Audit Committee held five meetings during the fiscal year ended December 31, 2014. The Audit Committee meets regularly in private session with the Company’s independent registered public accounting firm.

Compensation Committee.    The Compensation Committee is composed of Messrs. Rusmisel, Gammie, Havener and Barberio, each of whom is independent within the meaning of applicable NYSE listing standards. Messrs. Havener and Barberio were added to the Compensation Committee on January 30, 2015. Mr. Rusmisel serves as Chair. The Compensation Committee makes decisions with respect to compensation of the executive officers of the Company (the “Executive Officers”), reviews and recommends to the full Board of Directors director compensation levels and programs and administers the Company’s Award and Option Plans.

The Compensation Committee met four times during 2014. Compensation Committee agendas are established by the Committee Chair, and the Compensation Committee meets in executive session only. Pursuant to its charter, the Compensation Committee has the authority to engage advisors, including compensation consultants, and the Compensation Committee has engaged Longnecker & Associates as an independent consultant to assist in evaluating compensation for the Executive Officers and executive compensation programs generally. The consultant reports directly to the Compensation Committee and does not perform services for management. However, on occasion, at the request and direction of the Compensation Committee, the consultant will review compensation levels recommended by the Executive Officers for other senior managers. The consultant advises the Compensation Committee with respect to compensation trends and best practices, plan design, reasonableness of individual compensation awards and general comparability with companies in the real estate investment trust (“REIT”) industry. In accordance with the Compensation Committee’s policy on assessing advisor independence, the Compensation Committee has determined that there were no conflicts of interest or issues related to independence that would impact the advice to the Compensation Committee from Longnecker & Associates and the representatives of Longnecker & Associates who advise the Compensation Committee.

The Executive Officers do not participate in deliberations of the Compensation Committee. The Executive Officers, at the Compensation Committee’s request, prepare performance and operational data and financial and other information to assist the Compensation Committee in reaching its compensation determinations.

The Compensation Committee’s charter does not permit delegation of its responsibilities or authority to others. Accordingly, the Compensation Committee has not delegated any of its responsibilities.

The functions of the Compensation Committee are further described below under the caption “Executive Compensation” and in its charter, which can be found on the Company’s web site at www.sovranss.com.

Governance Committee.    The Governance Committee of the Board of Directors serves as the Company’s nominating committee. The Governance Committee is composed of Messrs. Lannon, Gammie, Rusmisel, Havener and Barberio, each of whom is independent within the meaning of applicable NYSE listing standards. Messrs. Havener and Barberio were added to the Governance Committee on January 30, 2015. Mr. Lannon serves as Chair. The Governance Committee’s functions are set forth in its charter, which can be found on the Company’s website at www.sovranss.com, and include assisting the Board of Directors by identifying individuals qualified to become Board members and recommending director nominees for the annual meeting of shareholders, recommending to the Board the Corporate Governance Principles applicable to the Company, leading the Board of Directors in its annual review of the Board’s performance, and recommending the Board of Directors’ director nominees for each committee. The Governance Committee must annually review the adequacy of its charter and its own performance. The Governance Committee does not have an express policy with regard to consideration of director candidates recommended by shareholders, but it will consider director candidates proposed by shareholders in the same manner as it considers other candidates. The Board of Directors does not believe that it is necessary to have a policy regarding the consideration of director candidates recommended by shareholders due to the infrequency of such recommendations. The Board of Directors and the Governance Committee believe that candidates must be highly qualified, exhibiting the experience and expertise required of the Board of Directors’ own pool of candidates and interest in the Company’s businesses, and also the ability to attend and prepare for Board of Directors, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board of Directors. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth below under the caption “Proposals of Shareholders for the 2016 Annual Meeting.” Two meetings of the Governance Committee were held during 2014.

In identifying and evaluating the individual director nominees that it recommends to the Board of Directors, the Governance Committee utilizes the following process: (i) the Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Governance Committee determines, a search firm; (ii) the Governance Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election; (iii) the Governance Committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors; and (iv) the Governance Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole. After such review and consideration, the Governance Committee recommends that the Board of Directors select the slate of director nominees. No third party fee was paid to assist in identifying or evaluating nominees during 2014.

While the Governance Committee does not have a written policy regarding diversity in identifying director candidates, the Governance Committee considers diversity in its search for the best candidates to serve on the Board of Directors. The Governance Committee looks to incorporate diversity into the Board of Directors through a number of demographics, skills, experiences (including operational experience), and perspectives, all with a view to identify candidates that can assist the Board of Directors with its decision making. The Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (ii) diversity of perspectives, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is active, collegial and responsive to the needs of the Company. Nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Corporate Governance

Corporate Governance Guidelines.    The Board of Directors has adopted Corporate Governance Principles which comply with NYSE listing standards. These principles require, among other things, that a majority of directors on the Board of Directors meet the criteria for independence defined by the NYSE. The Company meets this independence standard. From time to time, the Board of Directors may revise the Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of the Company’s shareholders and other constituencies. The Corporate Governance Principles are published on the Company’s website at www.sovranss.com. A printed copy of the Corporate Governance Principles will be provided to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Code of Ethics and Code of Ethics for Senior Financial Officers.    All of the Company’s directors and employees, including the Company’s Executive Officers, are required to comply with the Company’s Code of Ethics to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Company also has a Code of Ethics for Senior Financial Officers applicable to the

Company’s principal executive officer, principal financial officer, principal accounting officer and controller, each of whom is also bound by the provisions set forth in the Code of Ethics relating to ethical conduct, conflicts of interest and compliance with the law. The Code of Ethics and Code of Ethics for Senior Financial Officers are published on the Company’s web site at www.sovranss.com. A printed copy of the Code of Ethics and the Code of Ethics for Senior Financial Officers will be provided to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Policies And Procedures Regarding Related Party Transactions.    The Company has established written conflict of interest policies, which are included in the Company’s Code of Ethics, to which all directors, Executive Officers and key employees are subject. They are required to disclose to the Company’s Chief Compliance Officer (or, in the event such person is a director or Executive Officer, to the Chair of the Audit Committee) in writing each outside relationship, activity and interest that creates a potential conflict of interest, including transactions or arrangements potentially disclosable pursuant to applicable rules of the SEC. All directors, Executive Officers and other key employees are required to disclose in writing each year whether they are personally in compliance with such policy. In addition, each director and Executive Officer is required to complete an annual questionnaire which calls for disclosure of any transactions in which the Company is or is to be a participant, on the one hand, and in which such director or Executive Officer or any member of his family has a direct or indirect material interest, on the other. The Board of Directors is of the opinion that these procedures are sufficient to allow for the review, approval or ratification of any transactions with related persons that would be required to be disclosed under applicable SEC rules.

Complaint Procedure; Communications with Directors.    The Sarbanes-Oxley Act of 2002 requires public companies to maintain procedures to receive, retain and respond to complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. Any employee of the Company may report concerns regarding these matters in the manner specified in the Company’s Employee Complaint Procedures for Accounting and Auditing Matters, which is published on the Company’s web site at www.sovranss.com. A printed copy of the Company’s Employee Complaint Procedures for Accounting and Auditing Matters will be provided to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

The Board of Directors has also established a process for shareholders or other interested parties to send communications to the Company’s independent directors. Shareholders or other interested parties may communicate with the Board of Directors by calling (716) 633-1850 ext. 6144 or by writing to the Company’s Secretary. Communications sent to the Company addressed to the Board of Directors by these methods will be screened by the Secretary for appropriateness before either forwarding or notifying the independent directors of receipt of a communication.

Board Leadership Structure.    Robert J. Attea serves as the Company’s Chairman of the Board and serves as an executive officer of the Company. He is also one of the founders of the Company and has over 40 years experience in the commercial real estate business. The Company believes that having Mr. Attea serve as both an executive officer and as Chairman demonstrates to the Company’s employees and other stakeholders that the Board of Directors is under strong leadership, with a single person setting the tone and having primary responsibility for leading the Board of Directors. The Company believes this unity of leadership eliminates the potential for confusion or duplication of efforts, and provides clear leadership for the Company. In addition, the Board of Directors recognizes that, given Mr. Attea’s familiarity with the Company and his long standing experience with the Company, it is valuable to have him lead board discussions.

This board leadership structure is further enhanced by independent director oversight and involvement. The independent directors provide strong independent perspective in strategy development and oversight and actively lead and assist in developing board agendas.

To provide for an additional independent leadership role, the Board of Directors has designated Stephen R. Rusmisel, as lead independent director. The lead independent director’s responsibilities include: presiding at meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent directors; convening meetings of the independent directors; approving information sent to the Board of Directors, meeting agendas for the Board of Directors and meeting schedules; consulting with the Chairman on matters relating to Board of Director performance and corporate governance; and, if required by major shareholders, ensuring that he is available for consultation and direct communication.

Each independent director, upon initial election to the Board, undergoes a rigorous orientation wherein such director meets all of the members of senior management, and attends presentations concerning the Company’s core disciplines, including marketing, sales, revenue management, acquisition and due diligence procedures, security and controls. Traditionally, all of the Company’s independent directors serve on the Audit Committee.

The Company believes its leadership structure is the most effective leadership structure for the Board of Directors at this time. However, the Board of Directors recognizes that no single leadership model is appropriate for a board at all times. Accordingly, the Board of Directors may in the future consider a different leadership structure, including a structure providing for a Chairman of the Board who is not an executive officer of the Company.

The Role of the Board of Directors in the Company’s Risk Oversight Process.    The Company’s Board of Directors is primarily responsible for overseeing the Company’s risk management processes and enterprise risk management. Certain areas of this responsibility have been delegated by the Board of Directors to the Audit Committee, the Compensation Committee and Governance Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. The Audit Committee oversees risks related to internal controls and procedures, the Compensation Committee oversees risks related to compensation practices and the Governance Committee oversees risks related to conflicts of interest and code of ethics matters. These committees and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors’ objectives. While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. The Company believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.

Compensation Risk Assessment.    With respect to compensation risk, the Compensation Committee has considered the Company’s compensation policies and practices and has concluded that they are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

The Company pays its directors who are not also officers or employees of the Company (an “Outside Director”) an annual fee of $40,000. Also, $7,500 is paid to each member of the Audit Committee, $3,000 is paid to each member of the Compensation Committee, and $2,500 is paid to each member of the Governance Committee. In addition, $15,000 is paid to the chair of the Audit Committee, $7,500 is paid to the chair of each of the Compensation and Governance Committees and $5,000 is paid to the lead independent director. Outside Directors are also paid a meeting fee of $1,000 for each special meeting of the Board of Directors attended. Meeting fees are not paid for regular meetings and committee meetings. In addition, the Company will reimburse all directors for reasonable expenses incurred in attending meetings.

Under the Deferred Compensation Plan for Directors, an Outside Director may elect to have all or part of director fees credited to a deferred compensation account in the form of units equivalent to shares of the Company’s Common Stock (“Units”). The number of Units credited is equal to the number of shares of Common Stock that could have been purchased using the closing price of Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units are credited to the deferred compensation accounts based on the reinvestment of the dividend on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to directors in the form of shares of Common Stock, the number of which shares will equal the number of Units credited to the accounts.

Under the Company’s Outside Directors’ Stock Option and Award Plan (the “Directors’ Plan”), each Outside Director is granted, effective as of the Outside Director’s initial election or appointment, an option to acquire 3,500 shares of Common Stock at the fair market value of the Common Stock on the date of grant. In addition, as of the close of each annual shareholders’ meeting after initial appointment or election, each Outside Director is granted an option to acquire 2,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The initial options for 3,500 shares of Common Stock are exercisable one year from the date of grant subject to continued service; the Outside Directors’ options awarded annually thereafter are exercisable immediately. The exercise price is payable in cash or by delivery of shares of Common Stock owned by the Outside Director, or a combination of cash and shares. All options must be exercised within ten years from the date of grant. One Outside Director exercised options for 2,000 shares of Common Stock during 2014. Mr. Havener and Mr. Barberio were not issued options upon their election to the Board on January 19, 2015, and will be issued initial options for 3,500 shares upon election to the Board at the 2015 annual shareholders’ meeting.

The Directors’ Plan also provides that at the close of each annual shareholders’ meeting each Outside Director is granted a number of shares of restricted stock equal to the base annual fee paid to such Outside Director multiplied by 0.8 and divided by the fair market value of a share of Common Stock on the date of grant. Any restricted stock granted vests one year following the date of grant based on continued service.

The table below summarizes the compensation paid by the Company to Outside Directors for the year ended December 31, 2014. Messrs. Havener and Barberio were elected to the Board on January 19, 2015 and thus were not paid any compensation in 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Anthony P. Gammie	$61,000	$32,000	$20,120	$1,195	$114,315
Charles E. Lannon	$58,000	$32,000	$20,120	$1,195	$111,315
James R. Boldt(5)	$63,500	$32,000	$20,120	$1,195	$116,815
Stephen R. Rusmisel	$60,500	$32,000	$20,120	$1,195	$113,815

(1)

Two of the Outside Directors elected to have their 2014 fees credited to a deferred compensation account in the form of Units. The Units credited to each Outside Director were 764 for Mr. Lannon, and 836 for Mr. Boldt.

(2)

For 2014, each Outside Director was granted 421 shares of restricted stock. The shares of restricted stock issued to James R. Boldt vested upon his death on October 13, 2014. The shares of restricted stock issued to the other Outside Directors will vest in full on May 22, 2015 provided the director remains in office. The amount of $32,000 disclosed in the “Restricted Stock Awards” column represents the aggregate grant date fair value of such shares computed in accordance with FASB ASC Topic 718. See footnote 10 to the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of assumptions used to value the restricted stock awards.

(3)

The amounts disclosed in the “Option Awards” column represent the aggregate grant date fair value of all stock options granted to the directors for the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. All Outside Directors’ stock options are currently exercisable. The full grant date fair value, in accordance with FASB ASC Topic 718, of each option award in 2014 was $10.06 per share, or $20,120 in the aggregate for each Outside Director. See footnote 2 to the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the assumptions used to value the stock options. Information regarding the stock option awards outstanding as of December 31, 2014 are shown below:

Name	Grant Date	Expiration Date	Number of Shares
Anthony P. Gammie	5/18/2006	5/18/2016	2,000
	5/21/2007	5/21/2017	2,000
	5/23/2012	5/23/2022	2,000
	5/22/2013	5/22/2023	2,000
	5/22/2014	5/22/2024	2,000
Charles E. Lannon	5/22/2014	5/22/2024	2,000
James R. Boldt	5/21/2009	10/13/2015	3,500
	5/26/2010	10/13/2015	2,000
	5/26/2011	10/13/2015	2,000
	5/23/2012	10/13/2015	2,000
	5/22/2013	10/13/2015	2,000
	5/22/2014	10/13/2015	2,000
Stephen R. Rusmisel	5/23/2012	5/23/2022	3,500
	5/22/2013	5/22/2023	2,000
	5/22/2014	5/22/2024	2,000

(4)	Dividends on restricted stock.

(5)	Mr. Boldt died on October 13, 2014. Any stock options held by Mr. Boldt upon his death are exercisable under the Directors Plan until October 13, 2015.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines for its Outside Directors which require each of the Company’s Outside Directors to hold shares of Company common stock and deferred compensation units having an aggregate market value equal to three times the base annual fee paid to the Outside Directors. Directors have five years to meet this goal. The Company adopted these stock ownership guidelines as a means of requiring directors to hold equity and tie their interests to shareholders’ interests. All directors other than Messrs. Havener and Barberio have met these guidelines. Messrs. Havener and Barberio have five years remaining to meet these guidelines.

Stock Ownership By Directors And Executive Officers

The following table sets forth for each current director, and each of the Named Executive Officers as set forth in the Summary Compensation Table and for all directors and Named Executive Officers as a group, information concerning beneficial ownership of Common Stock as of March 20, 2015. Unless otherwise noted, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed.

Name	Shares of Common Stock Beneficially Owned at March 20, 2015 (1)(2)(3)(4)	Percent of Common Stock Owned
Robert J. Attea	234,869	*
Kenneth F. Myszka	220,476	*
Charles E. Lannon	132,097	*
Anthony P. Gammie	42,194	*
Stephen R. Rusmisel	10,197	*
Mark G. Barberio	1,000	*
Arthur L. Havener, Jr.	278	*
David L. Rogers	163,151	*
Andrew J. Gregoire	42,061	*
Paul T. Powell	40,984	*
Edward F. Killeen	32,632	*

Directors and Executive Officers As a Group (eleven persons)	919,939	2.6%

*	Represents beneficial ownership of less than 1% of outstanding Common Stock on March 20, 2015.

(1)

Includes 4,000, and 7,500 shares of Common Stock that may be acquired by Messrs. Gammie, and Rusmisel respectively, through the exercise, within sixty days, of options granted under the 2009 Outside Directors’ Stock Option and Award Plan.

(2)

Includes 17,858 and 19,241 shares of Common Stock issuable to each of Messrs. Lannon and Gammie respectively, in payment of amounts credited to their accounts under the Company’s Deferred Compensation Plan for Directors, within sixty days of their separation from service as a director of the Company.

(3)

Includes 66,799, 66,406, 68,340, 28,640, 28,640, and 28,640 shares of restricted stock as to which Messrs. Attea, Myszka, Rogers, Gregoire, Powell, and Killeen, respectively, have voting power but no investment power.

(4)

Includes 13,840, 2,000 and 13,475 shares of Common Stock that may be acquired by Messrs. Attea, Myszka and Rogers, through the exercise, within sixty days, of options granted under the 2005 Award and Option Plan.

Security Ownership Of Certain Beneficial Owners

The following table sets forth information as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company as of March 20, 2015.

Title of Class	Name and Address of Beneficial Owners	Amount of Common Stock Beneficially Owned as of March 20, 2015	Percent of Common Stock Owned
Common	The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, PA 19355	4,924,076	13.8%
Common	BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	3,853,575	10.8%
Common	Cohen & Steers, Inc.(3) 280 Park Avenue 10th Floor New York, NY 10017	3,043,605	8.6%

(1)

All information relating to The Vanguard Group, Inc. (“Vanguard”) is derived from Schedule 13G/A filed by it and other entities on February 11, 2015. According to Vanguard, of the 4,924,076 shares of the Company’s Common Stock owned by Vanguard, Vanguard has the sole power to vote or direct the vote with respect to 91,503 shares and shares voting power with respect to 27,500 shares. Vanguard has the sole power to dispose or direct the disposition of 4,851,173 shares of the Company’s Common Stock owned by Vanguard and shares disposition power with respect to 72,903 shares. The Company has not independently verified this information.

(2)

All information relating to BlackRock, Inc. (“BlackRock”) is derived from Schedule 13G/A filed by it and other entities on January 9, 2015. According to BlackRock, of the 3,853,575 shares of the Company’s Common Stock owned by BlackRock, BlackRock has the sole power to vote or direct the vote with respect to 3,763,292 shares and does not share voting power with respect to any other shares. BlackRock has the sole power to dispose or direct the disposition of all 3,853,575 shares of the Company’s Common Stock owned by BlackRock. The Company has not independently verified this information.

(3)

All information relating to Cohen & Steers, Inc. (“Cohen & Steers”) is derived from the Schedule 13G/A filed by it and other entities on February 17, 2015. According to Cohen & Steers, of the 3,043,605 shares of the Company’s Common Stock owned by Cohen & Steers, Cohen & Steers has the sole power to vote or direct the vote with respect to 2,589,581 shares and does not share voting power with respect to any other shares. Cohen & Steers has the sole power to dispose or direct the disposition of all 3,043,605 shares of the Company’s Common Stock owned by Cohen & Steers. The Company has not independently verified this information.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of information furnished to the Company and reports filed through the Company, the Company believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater-than-10% beneficial owners were complied with during 2014.

PROPOSAL 2. ADOPTION OF 2015 AWARD AND OPTION PLAN

The Board of Directors has approved, subject to Shareholder approval, the Company’s 2015 Award and Option Plan (the “2015 Plan”), which is intended to replace the Company’s 2005 Award and Option Plan, as amended (the “2005 Plan”), which expires on May 17, 2015. The 2015 Plan is substantially similar to the 2005 Plan, except that it (i) would provide for a new pool of 1,500,000 shares of Common Stock for grants; (ii) would have a term of ten years ending on May 20, 2025; (iii) provides for performance-based awards, and (iv) implements certain other changes from the 2005 Plan that are described below. The description of the 2015 Plan below is qualified in its entirety by reference to the 2015 Plan, which is attached hereto as Exhibit A.

Shareholders are also asked to approve the 2015 Plan: (i) to satisfy NYSE guidelines relating to equity compensation plans, (ii) to authorize the grant of stock options that are intended to qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code (the “Code”), and (iii) to provide for the grant of awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code (“Section 162(m)”). However, because interpretive and administrative compliance issues can arise under Section 162(m), there can be no guarantee that awards granted under the 2015 Plan will be treated as qualified performance-based compensation under Section 162(m). In order for awards to be eligible to qualify as “performance-based compensation” for purposes of Section 162(m), the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our shareholders every five years. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance-based awards. Each of these aspects of the 2015 Plan is discussed below, and shareholder approval of the 2015 Plan will be deemed to constitute approval of each of these aspects of the 2015 Plan for purposes of the approval requirements of Section 162(m).

Like the 2005 Plan, the 2015 Plan would be administered by the Compensation Committee. No member of the Compensation Committee is eligible to be selected to participate in the Plan. All key employees of the Company are eligible to be selected to participate in the 2015 Plan. The selection of participants is within the discretion of the Compensation Committee. The 2015 Plan authorizes the Compensation Committee to delegate its authority and duties under the Plan, in certain circumstances, to the Chief Executive Officer or to other senior officers of the Company.

The 2015 Plan authorizes the Compensation Committee to grant awards of stock options, including incentive stock options, shares that for purposes of Section 83 of the Code, are “restricted” (“Restricted Shares”), and performance-based awards, payable in the form of cash or shares of Common Stock (“Performance-Based Awards”). No awards may be granted after May 20, 2025. Subject to equitable adjustment, the total number of shares of Common Stock authorized for issuance under the 2015 Plan could not exceed 1,500,000. Shares of Common Stock underlying any awards that are forfeited, canceled or reacquired by the Company, or are otherwise terminated (other than by exercise) are added back to the shares available for issuance under the 2015 Plan. Subject to equitable adjustment, the maximum number of shares of Common Stock with respect to which Awards, including Performance-Based Awards, may be granted to any employee during any calendar year shall not exceed 50,000.

The Compensation Committee may grant awards in the form of stock options to purchase shares of Common Stock. The Compensation Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise, and the exercise price per share of Common Stock subject to the option. In no event, however, may the exercise price of a share of Common Stock subject to a stock option be less than the fair market value of the shares of Common Stock on the date of the stock option’s grant. Each incentive stock option shall expire no later than the tenth anniversary of its date of grant. Upon exercise, the exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of Common Stock, a combination thereof, or such other consideration as the Committee may deem appropriate.

The Compensation Committee may grant Restricted Shares that are subject to the attainment of performance goals or other restrictions as the Compensation Committee may determine. During the restriction period, the Restricted Shares may not be sold, transferred, or otherwise encumbered and such shares are subject to forfeiture if one or more conditions established by the Compensation Committee are not satisfied. Subject to the discretion of the Compensation Committee, the holder of Restricted Shares will have all of the rights of a holder of Common Shares, including the right to vote the shares and the right to receive any cash distributions. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon termination of employment.

The Compensation Committee may grant Performance-Based Awards in such amounts and upon such terms as the Compensation Committee may determine. Each grant of a Performance-Based Award will have an actual or target number of shares of Common Stock or initial value that is established by the Compensation Committee at the time of grant. The Compensation Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of Common Stock subject to the Performance-Based Award that will be paid out to a participant. The Compensation Committee will establish the performance periods for Performance-Based Awards. Performance-Based Awards may be payable in cash or shares of Common Stock, or a combination thereof, as determined by the Compensation Committee. The 2015 Plan provides that the maximum amount that may be paid as a cash-settled Performance-Based Award to any individual key employee in any calendar year is $2 million.

The 2015 Plan identifies some conditions that may warrant revision or alteration of performance goals applicable to a Performance-Based Award after they are established by the Compensation Committee. Such conditions may include the following: (1) asset write-downs; (2) litigation or claims, judgments or settlements; (3) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (4) any reorganization or restructuring events or programs; (5) extraordinary, non-core, non-operating or non-recurring items; and (6) acquisitions or divestitures.

The 2015 Plan includes provisions relating to payment of qualified performance-based compensation for purposes of Section 162(m). Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to covered employees. Under the Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered employees,” that represents qualified performance-based compensation as determined under the Code. To constitute qualified performance-based compensation, the compensation to covered employees must be paid solely on account of the achievement of one or more objective performance goals established in writing while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered employee, a business unit, or the company, a subsidiary or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected.

The 2015 Plan authorizes the establishment of performance goals which are intended to constitute qualified performance-based compensation based on any one or more of the following performance measures:

(1) net earnings or net income;

(2) earnings per share;

(3) share price, including growth measures and total shareholder return;

(4) earnings before interest and taxes;

(5) earnings before interest, taxes, depreciation and/or amortization;

(6) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions;

(7) cash flow;

(8) funds from operations (FFO);

(9) funds from operations (FFO) per share;

(10) funds from operations (FFO) as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions; or

(11) any combination of the foregoing business criteria.

Performance under any of the foregoing performance measures may be used to measure the performance of: (i) the Company and its subsidiaries and other affiliates as a whole; (ii) the Company, any subsidiary, and/or any other affiliate or any combination thereof; or (iii) any one or more business units of the Company, any subsidiary, and/or any other affiliate, as the Compensation Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Compensation Committee. The Compensation Committee may select performance under the performance measure of share price for comparison to performance under one or more stock market indices designated or approved by the Compensation Committee. The Compensation Committee will have the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures.

The Compensation Committee will have the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines in a manner consistent with the requirements of Section 162(m) for deductibility.

In the event of a stock dividend, stock split or other change in the Company’s capital structure, the maximum number of shares of Common Stock authorized for issuance under the 2015 Plan and the number of shares of Common Stock subject to outstanding options (together with the respective exercise prices) will be appropriately adjusted.

Unless the Compensation Committee specifically determines otherwise, no stock option, Restricted Shares (during the restriction period) or Performance-Based Award granted under the 2015 Plan shall be transferable except by will or the laws of descent and distribution. The 2015 Plan provides for the forfeiture of unexercised awards in the event of termination of employment for a reason other than death, disability, retirement, or any approved reason, unless the award notice provides otherwise. Forfeiture is also required if, in the opinion of the Compensation Committee, the participant competes with the Company without its written consent, or if he acts in a manner inimical to the Company’s best interests.

Upon grant of any award, the Compensation Committee may, by way of an award notice or otherwise, establish such other terms and conditions governing the grant of such award as are not inconsistent with the Plan. The Compensation Committee may unilaterally amend any award notice if such amendment is not adverse to the participant. The Company may deduct from any payment under the 2015 Plan the amount of any applicable income and employment taxes, or may require the participant to pay such taxes as a condition of making such payment. The Compensation Committee may allow the participant to satisfy this obligation by authorizing the Company to withhold from any payment of shares of Common Stock due, or by delivering to the Company, shares of Common Stock with a fair market value equal to the amount of the applicable taxes.

The Board may suspend or terminate the 2015 Plan at any time, and may also amend it from time to time, but may not, without Shareholder approval, adopt any amendment which would materially increase the benefits accruing to participants, materially increase the maximum number of shares which may be issued under the Plan, other than by reason of equitable adjustment, or materially modify the 2015 Plan’s eligibility requirements or for which Shareholder approval is required under the rules and regulations of the New York Stock Exchange or applicable law.

In the event of a Change In Control (as defined in the Plan), a participant whose employment is terminated within two years of the date of such event as a result of an involuntary termination without Cause (as defined in the Plan), or a termination on account of Good Reason (as defined in the Plan), is entitled to the following treatment under the Plan:

•	All of the terms and conditions in effect on any of the participant’s unexercised stock options and any restrictions on Restricted Shares would immediately lapse;

•	All of the participant’s outstanding stock options and Restricted Shares would automatically become 100% vested; and

•

All of the participant’s outstanding stock options would immediately be cashed out on the basis of the Change In Control Price (as defined in the Plan), with such payments to be made as soon as possible, but no later than the 90th day following such event.

The 2015 Plan also provides that upon a Change In Ownership (as defined in the 2015 Plan) all participants, regardless of whether their employment is terminated, would automatically receive the same treatment afforded to a terminated participant under the 2015 Plan in the event of a Change In Control.

The following is a summary of certain federal income tax aspects of the Plan, based on existing law and regulations, which are subject to change. The application of state and local income taxes and other federal taxes is not discussed.

Generally, a person who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise and the Company is not entitled to a deduction at the time of grant or at the time of exercise of an incentive stock option. Under certain circumstances, however, an option holder may be subject to the alternative minimum tax with respect to the exercise of his incentive stock options. Generally, the gain realized but not recognized upon the exercise of an incentive stock option (equal to the difference between the fair market value of the shares of Common Stock received upon exercise of the incentive stock option and the purchase price paid for such shares) is included in the option holder’s alternative minimum taxable income and, depending upon the option holder’s overall tax situation, he or she may be required to pay alternative minimum tax on such gain.

If an option holder does not dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option before the later of two years from the date of grant of the option and more than one year from the transfer of the shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

If an option holder disposes of the shares of Common Stock received upon the exercise of an incentive stock option either (1) within one year of the transfer of the shares to him or her or (2) within two years after the incentive stock option was granted, the option holder will generally recognize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the shares on the date the incentive stock option was exercised over the purchase price paid for the shares upon exercise and (b) the amount of gain realized on the sale. Any gain realized in excess of the compensation income recognized, and any loss realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the option holder held the shares.

If an option holder is required to recognize ordinary compensation income as a result of the disposition of shares acquired on the exercise of an incentive stock option, the Company, subject to general rules relating to the reasonableness of the option holder’s compensation and any applicable limitation under Section 162(m), will be entitled to a deduction for the same amount.

A person who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the purchase price of the shares of Common Stock and the fair market value of the shares on the date of exercise. Subject to general rules relating to the reasonableness of an employee option holder’s compensation and any applicable limitation under Section 162(m), the Company is entitled to a corresponding deduction for the same amount.

An employee who has been granted Restricted Shares will not be required to recognize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes and the employee does not elect to recognize income at that time by making an election pursuant to Section 83(b) of the Code. When such restrictions lapse, the employee will recognize taxable income in an amount equal to the excess of the fair market value of the Restricted Shares at such time over the amount, if any, paid for such Restricted Shares. Subject to general rules relating to the reasonableness of the employee’s compensation and any applicable limitation under Section 162(m) of the Code, the Company will be entitled to a deduction for the same amount.

An employee granted a Performance-Based Award will recognize taxable income when the distribution or payment is actually or constructively received by the employee. The amount taxable is the aggregate fair market value of the shares of Common Stock determined as of the date they are received or, in the case of a cash award, the amount of the cash payment. Subject to general rules relating to the reasonableness of the employee’s compensation and any applicable limitation under Section 162(m), the Company will be entitled to a deduction for the same amount.

In addition to any applicable limitation under Section 162(m) tax deductions may be disallowed under other U.S. federal income tax rules, such as the disallowance of deductions for “excess parachute payments” under Section 280G of the Code. As noted above, the 2015 Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m). However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change. In addition, a number of requirements must be met in order for particular compensation to qualify as “performance-based compensation.” As such, there can be no assurance that any compensation awarded or paid under the 2015 Plan will be fully deductible under all circumstances. This general discussion of U.S. federal income tax consequences is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2015 Plan. Different tax rules may apply to specific participants and transactions under the 2015 Plan.

NEW PLAN BENEFITS

2015 Award and Option Plan

Director Name	Number of Shares of Common Stock Underlying Option Grants	Number of Shares of Restricted Stock	Number of Shares Issuable as Performance- Based Awards	Dollar Value of Grant
Executive Officers as a Group	(1)	(1)	(1)	(1)
Non-Employee Directors as a Group	N/A	N/A	N/A	N/A
Non-Executive Officer Employees as a Group	(1)	(1)	(1)	(1)

(1)

Key employees of the Company and its subsidiaries are eligible for grants under the 2015 Plan. Non-employee directors of the Company are not eligible for grants under the 2015 Plan. No grants to any specific person under the 2015 Plan are contemplated at this time, but it is expected that grants under the 2015 Plan will be made to executive officers of the Company and other key employees of the Company and its subsidiaries who are not executive officers of the Company.

Approval of the 2015 Plan requires the affirmative vote of a majority of the shares of Common Stock cast on the proposal, provided a quorum is present at the meeting. For purposes of the vote, abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the results of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE 2015 AWARD AND OPTION PLAN.

PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED DEFERRED COMPENSATION PLAN FOR DIRECTORS OF SOVRAN SELF STORAGE, INC.

The Board of Directors has adopted a resolution recommending that Shareholders consider and approve a proposal to amend and restate the Deferred Compensation Plan for Directors of Sovran Self Storage, Inc. in order to increase the number of shares available for issuance under the existing plan from 75,000 to 100,000 shares of Common Stock. The amended and restated plan also includes certain revisions to the existing plan to provide that directors may change beneficiary designations upon notice to the Company. The Deferred Compensation Plan for Directors was last amended in 2008 by vote of the Company’s shareholders.

The Deferred Compensation Plan is intended to provide Outside Directors the opportunity to defer the receipt of their annual retainer fees and fees for attendance at meetings of the Board of Directors and its committees and to receive those deferred fees in the form of shares of Common Stock. All Outside Directors are eligible to participate in the plan. The maximum number of shares that may be issued under the plan currently is 75,000, subject to adjustment to reflect certain changes in capitalization, such as stock splits, stock dividends or recapitalizations.

The following is a summary of the Deferred Compensation Plan, as amended and restated. Such summary is qualified in its entirety by reference to such plan, which is attached hereto as Exhibit B.

The maximum number of shares that may be issued under the plan is 100,000.

The Deferred Compensation Plan permits Outside Directors to defer to a later year receipt of all or a portion of their annual retainer and meeting fees (“Compensation”) that otherwise would be includible in income for tax purposes in the year in which it would have been paid. Under current tax laws, no income will be recognized by an Outside Director at the time of deferral. Upon payment, an Outside Director will recognize ordinary income in an amount equal to the sum of the fair market value of the shares of Common Stock received and the cash received for any fractional share. The Company will be entitled to a deduction equal to the income recognized by the Outside Director.

Under the Deferred Compensation Plan, Outside Directors may defer all or part of their Compensation otherwise payable in cash. Compensation which is deferred will be credited to each Outside Director’s account under the Deferred Compensation Plan (“Account”) in the form of Units. The number of Units credited is determined by dividing the amount of Compensation deferred by the closing price of Common Stock on the New York Stock Exchange (the “Stock Price”) on the immediately preceding business day. When cash dividends are paid on Common Stock the Outside Director’s Account will be credited with a number of Units determined by multiplying the number of Units in the Account on the dividend record date by the per-share dividend amount and then dividing the product by the Stock Price on the dividend record date. In the case of stock dividends, the Outside Director’s Account will be credited with a number of Units determined by multiplying the number of Units in the Account by the stock dividend declared.

All amounts credited to an Outside Director’s Account will be paid to the Outside Director in the form of shares of Common Stock, the number of which shares will equal the number of Units credited to the Outside Director’s Account. An Outside Director may elect to receive the shares in a lump sum on a date specified by such Outside Director or in quarterly or annual installments over a specified period and commencing on a specified date. If an Outside Director makes no election, shares will be distributed in a lump sum within ten business days of the cessation of the Outside Director’s services as a Director. In the event of an Outside Director’s Disability (as defined in the Deferred Compensation Plan) or death, all amounts credited to the Outside Director’s Account as of the date of disability or death will be paid to the Director or to the beneficiary designated by the Outside Director, or if none, to the Outside Director’s estate in shares of Common Stock on or before the later of the last day of the calendar year in which the Outside Director’s death or disability occurs or the 90th day following the date on which such Outside Director’s death or disability occurs.

If a Change In Control (as defined in the Deferred Compensation Plan) occurs and an Outside Director ceases to be a Director within two years thereafter, then all amounts credited to the Outside Director’s Account as of such date of termination will be paid promptly in shares of Common Stock.

The Deferred Compensation Plan permits an Outside Director, with the approval of the Board of Directors, to withdraw, in the form of shares, amounts credited to the Outside Director’s Account in the case of financial hardship arising from an unforeseeable emergency. However, the amount withdrawn cannot exceed the amount reasonably necessary to meet the financial hardship.

The Deferred Compensation Plan may be amended or terminated at any time by the Board of Directors, but no amendment or termination shall affect amounts previously credited to an Outside Director’s Account.

Only a Director who is an Outside Director is eligible to participate in the Deferred Compensation Plan. Because the aggregate benefits under the Deferred Compensation Plan are dependent upon the number of Outside Directors who elect to participate in the Deferred Compensation Plan, the portion of Compensation that participating Outside Directors elect to defer, and the market price of Common Stock when deferred Compensation and dividends are credited to their Accounts, it is not possible to predict what benefits will be received under the Deferred Compensation Plan.

New Plan Benefits

Deferred Compensation Plan for Directors, as amended

Position	Number of Units	Dollar Value of Grant
Outside Directors as a Group	25,000	(1)

(1)

The Deferred Compensation Plan provides that an Outside Director may elect to defer all or part of their Compensation otherwise payable in cash, and that Compensation which the Outside Director elects to defer shall be converted into Units determined by dividing the amount of such Compensation by the closing Stock Price on the immediately preceding day. Since the amount of Compensation deferrals during any given future period is unknown and the Stock Price upon the effective time of deferral unknown, the number Units to be issued in any future given period cannot be determined. However, the grant of Units to each Outside Director is an exchange of Compensation (that is otherwise immediately payable in cash) for Units at the market price.

Approval of the Amended and Restated Deferred Compensation Plan requires the affirmative vote of a majority of the shares of Common Stock cast on the proposal, provided a quorum is present at the meeting. For purposes of the vote, abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the results of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED DEFERRED COMPENSATION PLAN FOR DIRECTORS.

PROPOSAL 4. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the Shareholders and based upon the recommendation of the Audit Committee, the Board of Directors has reappointed Ernst & Young LLP as its independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. Fees billed to the Company for fiscal years 2014 and 2013 by Ernst & Young LLP were as follows:

	2014	2013
Audit Fees	$548,757	$475,460
Audit-Related Fees	12,300	11,750
Tax Return Preparation and Compliance	237,435	214,615
Other Tax Fees	—	19,020
All Other Fees	—	—

TOTAL FEES	$798,492	$720,845

Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, and the audit of the Company’s internal controls over financial reporting. Included in audit fees for 2014 and 2013 are $95,505 and $92,090, respectively, related to the Company’s common stock offerings. Audit-related fees include the audit of the Company’s 401(k) plan. Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal and state tax compliance, and return preparation.

The Audit Committee has adopted a policy that requires advance approval of the Audit Committee for all audit, audit-related, tax services, and other services to be provided by the independent registered public accounting firm to the Company. The Audit Committee has delegated to its Chairman authority to approve permitted services, provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting. During 2014, all fees for audit services, all fees for audit-related services and all fees for tax services were approved under this policy.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Ratification of the appointment requires the affirmative vote of a majority of the shares of Common Stock cast, provided a quorum is present at the meeting. Broker non-votes and abstentions will have no effect on the outcome.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits of the Company’s financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of internal controls and the effectiveness of the Company’s internal controls over financial reporting with management and Ernst & Young LLP. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with Ernst & Young LLP matters required to be discussed by applicable auditing standards. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP that firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sovran Self Storage, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

MARK G. BARBERIO, CHAIR

ANTHONY P. GAMMIE

CHARLES E. LANNON

STEPHEN R. RUSMISEL

ARTHUR L. HAVENER, JR.

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

The following named persons are the named executive officers of the Company (the “Named Executive Officers”):

Name	Age	Title and experience
Robert J. Attea	73	Executive Chairman of the Board and Director since 1995. Chief Executive Officer of the Company from March 1997 to February 29, 2012.
Kenneth F. Myszka	66	President since March 1997 and Director since 1995. Chief Operating Officer from March 1997 until January 19, 2015.
David L. Rogers	59	Chief Executive Officer since March 1, 2012. Chief Financial Officer of the Company from 1995 to February 29, 2012. Secretary of the Company from 1995 to April 1, 2012.
Andrew J. Gregoire	47	Chief Financial Officer since March 1, 2012 and Secretary since April 2, 2012. Vice President of Finance of the Company from 1998 to February 29, 2012.
Paul T. Powell	59	Chief Investment Officer since January 19, 2015. Executive Vice President of Real Estate Investment from March 1, 2012 to January 19, 2015. Vice President of Real Estate of the Company from 1997 to February 29, 2012.
Edward F. Killeen	51	Chief Operating Officer since January 19, 2015. Executive Vice President of Real Estate Management from March 1, 2012 to January 19, 2015. Vice President of Operations of the Company from 1997 to February 29, 2012. Mr. Killeen is the brother-in-law of Robert J. Attea, the Executive Chairman of the Board and a Director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation earned by or awarded or paid to each of the Company’s Named Executive Officers during 2014.

Compensation Objectives and Philosophy.    As a real estate investment and management company, the Company’s long-term success depends on its ability to acquire, improve, operate and finance self-storage properties in a manner that will enhance shareholder value, market presence, and operational efficiency. Competitive and marketplace pressures require constant improvements to productivity, innovation in providing customer service, and optimal allocation of capital resources. To achieve these goals, it is critical that the Company be able to attract, motivate, and retain highly talented individuals at all levels of the organization with appropriate skill sets who are committed to the Company’s core values of teamwork, respect, accountability, innovation, and integrity. The Company’s compensation philosophy is to provide compensation programs that reward its executive officers for improving operating results and profitability and align management’s interests with those of shareholders. Compensation is designed to reward achievement of short-term goals and motivate the executive officers and other employees to create long-term shareholder value and increase total shareholder return. The Company’s incentive compensation program also promotes growth through selective acquisitions and improvements and enhancements to existing properties, obtaining a low cost of funds, and improving operating efficiencies through technical innovation.

The Compensation Committee of the Board of Directors has oversight responsibility in administering the Company’s executive compensation programs, determines compensation of the executive officers on an annual basis, and provides guidance over the Company’s overall executive compensation programs.

The Compensation Committee historically has approached its determination of the compensation of the three senior Named Executive Officers of the Company, Messrs. Attea, Myszka and Rogers, in the same fashion. The Compensation Committee essentially treats these three officers as a team with complementary skill sets and, despite their different roles, expects them to work as a team to achieve Company objectives. Accordingly, compensation of these three executives has been substantially the same. This approach, in the view of the Compensation Committee, motivates them to work as a team to attain Company goals. The Compensation Committee uses a similar team approach with Messrs. Gregoire, Powell and Killeen.

The Compensation Committee believes the Company’s compensation programs provide an effective blend of components necessary to reward the achievement of short-term goals and to create long-term shareholder value. The program includes objective performance metrics based primarily upon funds from operations (“FFO”), one of the key drivers in the real estate investment trust industry, long-term incentives through the use of restricted shares with reasonably long vesting periods or which are performance based, and a subjective element which provides the Compensation Committee with flexibility to meet changing needs and demands. In addition to rewarding current returns, the programs incentivize long-term growth, emphasizing a strong balance sheet and investment grade credit rating. The Compensation Committee adjusts the compensation policies from time to time to meet the changing conditions as is evidenced by its recent adoption of a revised Annual Incentive Compensation Plan and its recent revision of its long-term incentive awards.

Over the last several years, the Company’s compensation programs for the Named Executive Officers have been modified to more directly reflect pay for performance. Two-thirds of the potential annual incentive bonus for the Named Executive Officers is based upon targeted FFO per share and comparative FFO, and one-third of such bonus is based upon other performance factors. The bonus is subject to a clawback in certain cases. Also, recent long-term incentive compensation grants have been made in a manner that directly links executive payouts with relative total shareholder return. In the Compensation Committee’s judgment, the Company’s compensation programs are directly related to the performance by executives.

At the Company’s 2014 annual meeting, the Company held a non-binding shareholder advisory vote on executive compensation (“say-on-pay”). The Company’s shareholders approved the compensation of the Company’s executive officers with approximately 97% of voted shares cast in favor of the say-on-pay resolution. As part of its executive compensation discussions, the Compensation Committee has reviewed the results of the 2014 say-on-pay vote and considered it to be supportive of the Company’s compensation practices. In light of such strong shareholder support and recent modifications the Compensation Committee made in compensation programs to directly reflect pay for performance, the Compensation Committee determined that changes in the Company’s compensation policies were not necessary in 2014. At the Company’s 2011 annual meeting, the Company’s shareholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of shareholder votes on the compensation of executive officers.

The Company does not plan to time, and has not timed, its release of material non-public information for the purpose of affecting the value of executive compensation.

Components of Executive Compensation.    For 2014, the compensation of the Named Executive Officers consisted of the following components generally used in prior years: (i) base salary; (ii) annual incentive awards for performance, payable in cash, restricted stock, and as otherwise determined by the Compensation Committee; (iii) long-term incentive compensation, payable in stock options and/or restricted stock; (iv) severance benefits; and (v) other benefits.

Following is a discussion of the Compensation Committee’s considerations in establishing the components of compensation for the Named Executive Officers for 2014.

Base Salary.    Base salary is the guaranteed element of the Named Executive Officers’ annual cash compensation. The value of base salary generally reflects the executive’s position, actual performance, skill set and the market value of that skill set. A competitive salary structure is the most fundamental component of executive compensation used by the Compensation Committee to assist in attracting and retaining qualified executives.

In setting base salaries, the Compensation Committee has historically considered recommendations of its compensation consultant, Longnecker & Associates, and comparisons to executive officers of public real estate companies with market capitalization and enterprise value similar to that of the Company, such as EastGroup Properties Inc., Lexington Realty Trust, Parkway Properties, Inc., PS Business Parks, Inc., CubeSmart, Extra Space Storage, Inc., and Cousins Properties Inc. The Compensation Committee has used this data to test for reasonableness and competitiveness of base salaries but has not specifically targeted or “benchmarked” a certain level of base salary within such comparative group. Each year based upon such advice and the executive officers’ performance, the Compensation Committee determines the salaries of the Named Executive Officers.

In 2014, the Compensation Consultant again provided the Compensation Committee with advice and information based upon the same comparisons as historically provided. Based upon such comparison and the performance of each of the executive officers, the Compensation Committee established the base salaries of each of Messrs. Attea, Myszka and Rogers at $508,200 for 2014, and base salaries for each of Messrs. Gregoire, Powell, and Killeen, at $262,500 for 2014. In addition to individual performance and other factors, the Compensation Committee determined that such increases were appropriate to make the salaries more competitive with the salaries of the comparative companies. For 2014, the base salaries of the Messrs. Attea, Myszka and Rogers were in approximately the 50th percentile as compared to the comparative companies.

In 2015, Longnecker & Associates again provided the Compensation Committee with advice and information based upon the same comparisons as historically provided. Based upon such advice and the performance of each of the executive officers, the Compensation Committee increased the base salaries for each of Messrs. Attea, Myszka and Rogers to $548,000 and the base salaries for each of Messrs. Gregoire, Powell, and Killeen to $304,500.

Annual Incentive Awards.    In addition to annual base salary, the Company has generally paid annual bonuses to the Named Executive Officers based upon annual bonus guidelines. These bonus guidelines have been established in order to align the Named Executive Officers’ goals with the Company’s sales and earnings growth objectives for the year, and have been modified from time to time by the Compensation Committee, with the assistance of the Compensation Committee’s compensation consultant, to best respond to changes in industry conditions. Thus, the Compensation Committee, consistent with historical practices and what it believes are compensation best practices, has regularly reviewed the metrics of the guidelines to ensure the incentive awards are appropriately motivating key employees and rewarding such key employees for Company performance. Based upon this review, the Board of Directors has adopted the Sovran Self Storage, Inc. Annual Incentive Compensation Plan for Executive Officers (the “Plan”).

Under the Plan, the Named Executive Officers are entitled to annual bonuses based upon certain performance metrics set by the Compensation Committee. The three performance metrics under the Plan are based upon (i) achieving a percentage growth in “targeted” FFO (the “FFO Award Percentage”); (ii) achieving percentage increases in FFO per share that compare favorably to the growth achieved by publicly traded competitors of the Company (Public Storage, Extra Space Storage, Inc., and CubeSmart) (the “Peer Companies Award Percentage”); and (iii) the participant’s overall performance for the year based upon factors determined by the Compensation Committee (the “Performance Award Percentage”). The maximum bonus that can be earned under each of the three components is 60% of salary for an aggregate maximum bonus of 180% of salary.

The Plan embodies performance metrics that the Compensation Committee has found most effective over the years in measuring successful performance and focusing executives on key measures of company performance. Two-thirds of the maximum potential bonus awards are based upon metrics related to FFO per share. FFO is computed in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) guidelines and is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO excludes historical cost depreciation, among other items, from net income determined in accordance with generally accepted accounting principles, or GAAP. The most comparable GAAP measure is net income (loss). The Compensation Committee believes FFO per share is an extremely important measurement of successful performance and that rewarding FFO per share growth aligns the interests of management and shareholders.

As described below, the bonuses paid to the Named Executive Officers pursuant to the Plan for 2014 equaled 120% of base salary. The performance metrics under the Plan and the awards for 2014 are further described below:

FFO Award Percentage.    The first metric pursuant to the Plan allows each Named Executive Officer to earn a bonus of up to 60% of base salary based upon the FFO per share for the Company for the bonus year compared to the FFO Target for the Company for such year. The FFO Target for a bonus year is the midpoint of the FFO per share range initially publicly announced by the Company as its earnings guidance for such year. No bonus is earned unless at least 97.5% of the FFO Target is achieved and, in order for the maximum bonus to be earned, 102.5% of the FFO Target must be achieved. The award percentage for each level of FFO per share is as follows:

Company’s FFO per Share	Award Percentage
Less than 97.5% of FFO Target	0%
97.5% or more but less than 98.75% of FFO Target	15%
98.75% or more but less than 100% of FFO Target	30%
100% of FFO Target	40%
More than 100% but less than 101.125% of FFO Target	45%
101.125% or more but less than 102.5% of FFO Target	50%
102.5% or more of FFO Target	60%

The Company’s actual adjusted FFO per share in 2014 as defined in the Plan was $4.37 or 103.8% of the FFO Target of $4.21. Accordingly, the Named Executive Officers were paid a bonus of 60% of their base salaries with respect to this metric.

Peer Companies Award Percentage.    The second metric pursuant to the Plan allows each Named Executive Officer to earn a bonus of up to 60% of base salary based upon the percentage increase of FFO per share for the Company for the current year over the FFO per share for the Company for the previous year as compared with that of certain publicly-traded competitors (Public Storage, Extra Space Storage Inc., and CubeSmart). Under this metric, if the Company’s FFO growth per share does not exceed any of these companies, no bonus is earned; if the Company’s FFO growth per share exceeds one of these companies, a bonus of 20% of base salary is earned; if the Company’s FFO growth per share exceeds two of these companies, a bonus of 40% of base salary is earned; and if the Company’s FFO growth per share exceeds all three of the peer companies, the maximum bonus of 60% of base salary is earned. The Company’s FFO growth per share from 2013 to 2014 as defined by the Plan was approximately 17.9% and this percentage exceeded the FFO growth per share of two of the peer companies. Accordingly, the Named Executive Officers were paid a bonus of 40% of their base salaries with respect to this metric.

Performance Award Percentages.    The third metric pursuant to the Plan allows each Named Executive Officer to earn a bonus of up to 60% of base salary based upon the Compensation Committee’s review of the participant’s overall performance for a year based upon factors determined by the Compensation Committee in its discretion. These factors, which are not subject to pre-determined targets or measures, include considerations based upon the participant’s performance related to improvements in same store revenues, expenses and net operating income, results of expansions and enhancements, marketing innovations, monitoring and improving enterprise risk management and legal compliance programs, the use of funds from property dispositions, maintenance of cost control programs, financing growth including joint venture initiatives and improvements to short and long-term debt structures, succession planning, results related to acquisition and disposition of properties and such other matters as the Compensation Committee deems appropriate. For 2014, the Compensation Committee awarded a bonus of 20% of base salary under this metric to the Named Executive Officers. This award was based on a number of factors and accomplishments, including the Company’s total shareholder return, the significant increase in same store sales and net operating income, the success of refinancing efforts and the Company’s “at the market” offering, the acquisition of $291.9 million of storage facilities for the Company’s account, the acquisition of $187.2 million of storage facilities for the account of one of the Company’s joint ventures and the sale of two stores in non-core markets for net proceeds of $11.0 million.

Form of Payment.    The Plan provides that bonuses shall be paid in such form as determined by the Compensation Committee. For 2014, the Compensation Committee determined that the annual bonus earned by the Named Executive Officers was to be paid entirely in cash. Thus, Messrs. Attea, Myszka, Rogers, Gregoire, Powell, and Killeen received cash bonuses of $609,840, $609,840, $609,840, $315,000, $315,000 and $315,000, respectively.

“Clawback”.    The Plan provides that bonuses, to the extent resulting from restated financial statements of the Company due a recipient’s misconduct shall, as the Compensation Committee deems appropriate, be returned to the Company. Similarly, the Compensation Committee may make adjustments in bonuses to the extent they were affected by misstatements in the audited financial statements of other companies.

Long-Term Incentive Awards.    In 2014, the Compensation Committee again reviewed, with the assistance of Longnecker & Associates, its long term incentive award practice in order to continue to align the interest of management with shareholders, and provide retention incentives. After such review, in December 2014, the Compensation Committee awarded a blend of (i) restricted stock and (ii) performance shares vesting based upon the Company’s relative total shareholder return, with the award having a targeted value based upon 230% of base salary for Messrs. Attea, Myszka and Rogers, and 200% of base salary for Messrs. Gregoire, Powell and Killeen. Such values were consistent with the recommendations of Longnecker & Associates. The specifics of these awards are further described below:

Long Term Incentive Restricted Stock Awards.    The long term incentive restricted stock awards vest over a three year period, with one-third of such shares vesting each year.

Performance-Based Vesting Restricted Stock Awards.    The performance-based vesting restricted stock awards vest based upon the Company’s relative total shareholder return over a three year period as compared to the following peer group: EastGroup Properties Inc., Lexington Realty Trust, PS Business Parks, Inc., CubeSmart, Extra Space Storage, Inc., Cousins Properties, Incorporated, National Retail Properties, Inc., Washington Real Estate Investment Trust, Glimcher Realty Trust, Inland Real Estate Corporation, Public Storage, Pennsylvania Real Estate Investment Trust, Equity One, Inc., Mid-America Apartment Communities, Inc., Home Properties, Inc., First Industrial Realty Trust, Inc. and the Dow Jones Equity REIT Index. For purposes of the awards, total shareholder return is determined for the Company and the peer group, by dividing (a) the sum of common stock price appreciation and dividends of the respective company during the performance period by (b) the common stock price of such company at the beginning of the performance period.

At the end of the three year period, the performance-based restricted stock awards vest based upon the Company’s position in a ranking of the peer group based upon respective total shareholder return over the three year period (“Performance Rank”). No shares will vest if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 100% will vest, with 25% of the shares vesting if threshold performance is achieved, 50% vesting if target performance is achieved and 100% vesting if maximum performance is achieved. The table below sets forth the applicable percentage of shares which will vest based upon the Company’s applicable Performance Rank over the three year period:

Performance Rank	Applicable Percentage of Restricted Stock
1	100% (Maximum Performance)
2	94%
3	88%
4	82.5%
5	76.5%
6	70%
7	62.5%
8	55%
9	50% (Target Performance)
10	45%
11	40%
12	35%
13	30%
14	25% (Threshold Performance)
15	0%
16	0%
17	0%
18	0%

Target Value.    The Compensation Committee determined the number of shares to be awarded based upon a target value of 230% of the base salary for Messrs. Attea, Myszka and Rogers and 200% of base salary for Messrs. Gregoire, Powell and Killeen, with 50% of such value awarded in long-term incentive restricted stock and 50% of such value awarded in performance-based restricted stock (based upon target performance). The actual number of shares was computed based upon the fair market value of the Company’s common stock on the business day prior to grant (i.e. $87.92) and reflects that the performance-based awards could vest at two times their target value in the event maximum performance is achieved. Thus, the long-term incentive restricted stock awards to each of Messrs. Attea, Myszka, and Rogers were for 6,647 shares. The long-term incentive restricted stock awards to each of Messrs. Gregoire, Powell, and Killeen were 2,986 shares. The performance-based restricted stock awards to each of Messrs. Attea, Myszka, and Rogers were for 13,294 shares. The performance-based restricted stock awards to each of Messrs. Gregoire, Powell, and Killeen were for 5,972 shares. These awards were made under the 2005 Award and Option Plan previously approved by shareholders.

Severance Benefits.    Each of the Named Executive Officers is a party to an employment agreement with severance benefits. A description of the terms of the agreements can be found under the heading “Employment Agreements” beginning on page 37 of this Proxy Statement. In entering into these agreements, the Compensation Committee desired to assure that the Company would have the continued dedication of the Named Executive Officers, notwithstanding the possibility of a change in control, and to retain such Named Executive Officers in our employ. The Compensation Committee believes that, should the possibility of a change in control arise, the Company should be able to receive and rely upon the Named Executive Officers’ advice as to the best interests of our Company and without the concern that such Named Executive Officer might be distracted by the personal uncertainties and risks created by a potential change in control. The actual benefits and payments to be made to the Named Executive Officers, as set forth in the employment agreements, were determined based on the Compensation Committee’s business judgment, advice received by the Compensation Committee from its compensation consultant and negotiations with each officer at the time of entering into the agreements.

Other Benefits.    The Named Executive Officers also receive benefits offered to all full time employees of the Company, including medical insurance coverage, disability insurance, life insurance and matching contributions to the Company’s 401(k) Plan. Under the terms of the applicable welfare benefit plans, the cost of these employee benefits is partially borne by the employee, including each Named Executive Officer. These plans are nondiscriminatory except that Messrs. Attea, Myszka, and Rogers may be reimbursed for medical expenditures not covered by the Company’s standard plan. In 2014, Messrs. Attea and Myszka received reimbursements of $3,077 and $10,300, respectively. The benefits paid to the Named Executive Officers in 2014 are included in the Summary Compensation Table below.

Perquisites.    In addition, Messrs. Attea, Myszka, and Rogers each receive $15,600 per year to be applied to automobile allowance, club memberships and miscellaneous expenses. These relatively inexpensive components of executive compensation are primarily viewed as necessary to keep compensation levels competitive and to assist in attracting and retaining qualified executives. The dollar value of perquisites is not significant relative to the other components of executive compensation. These amounts are included in the Summary Compensation Table below.

Tax Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code limits to $1 million a publicly held corporation’s tax deduction each year for compensation to any “covered employee”, except for certain qualifying “performance-based compensation”. Because the Company qualifies as a REIT under the Internal Revenue Code, it is not subject to Federal income taxes to the extent it distributes 100% of its taxable income. Thus the payment of compensation subject to any limitations on deductibility imposed by Section 162(m) does not have a material adverse consequence to the Company, provided the Company continues to qualify as a REIT. A larger portion of shareholder distributions may be subject to Federal income tax as dividend income, rather than a return of capital, and any such compensation allocated to the Company’s taxable REIT subsidiaries whose income is subject to Federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the Company will be mindful of the limits imposed by Section 162(m), the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed any limitation on deduction imposed by Section 162(m).

Stock Ownership Guidelines.    The Company has established share ownership guidelines for the Company’s Named Executive Officers since the Company believes that such officers should maintain a material personal financial stake in the Company to promote strong alignment between the interests of management and shareholders. Under these guidelines, each Named Executive Officer is expected to acquire and maintain ownership in Company common shares having a market value equal to three times annual base salary. Each Named Executive Officer has met these guidelines.

Compensation Consultant Independence.    The Company has determined that no conflicts of interest exist between the Company and its compensation consultant, Longnecker & Associates (or any individuals working on the Company’s account on Longnecker & Associates behalf), and Longnecker & Associates was deemed an independent advisor on matters of executive compensation pursuant to Item 407(e)(3)(iv) of Regulation S-K.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1)(6) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(2)(3)(4) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compensations ($)(5) (i)	Total ($)(6) (j)
Robert J. Attea	2014	$508,200	—	$1,208,153	—	$609,840	—	$139,654	$2,465,847
Executive Chairman of the Board	2013	$484,000	—	$2,135,612	—	$580,800	—	$118,134	$3,318,546
	2012	$440,000	—	—	—	$704,000	—	$75,869	$1,219,869

Kenneth F. Myszka	2014	$508,200	—	$1,208,153	—	$609,840	—	$145,264	$2,471,457
President	2013	$484,000	—	$2,135,612	—	$580,800	—	$117,955	$3,318,367
	2012	$440,000	—	—	—	$704,000	—	$77,667	$1,221,667

David L. Rogers	2014	$508,200	—	$1,208,153	—	$609,840	—	$115,405	$2,441,598
Chief Executive Officer	2013	$484,000	—	$2,135,612	—	$580,800	—	$116,233	$3,316,645
	2012	$440,000	—	—	—	$704,000	—	$77,206	$1,221,206

Andrew J. Gregoire	2014	$262,500	—	$542,885	—	$315,000	—	$46,325	$1,166,710
Chief Financial Officer and Secretary	2013	$250,000	—	$1,091,378	—	$300,000	—	$21,905	$1,663,283
	2012	$225,000	—	—	—	$360,000	—	$17,372	$602,372

Paul T. Powell	2014	$262,500	—	$542,885	—	$315,000	—	$46,362	$1,166,747
Chief Investment Officer	2013	$250,000	—	$1,091,378	—	$300,000	—	$21,869	$1,663,247
	2012	$225,000	—	—	—	$360,000	—	$17,330	$602,330

Edward F. Killeen	2014	$262,500	—	$542,885	—	$315,000	—	$46,333	$1,166,718
Chief Operating Officer	2013	$250,000	—	$1,091,378	—	$300,000	—	$21,869	$1,663,247
	2012	$225,000	—	—	—	$360,000	—	$16,444	$601,444

(1)

The amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares granted to the named executive officers for the applicable fiscal year, calculated in accordance with FASB ASC Topic 718.

The amounts shown in this column for 2014 relate to (i) a long-term incentive award of 6,647 restricted shares awarded to each Messrs. Attea, Myszka, and Rogers and 2,986 restricted shares awarded to each Messrs. Gregoire, Powell, and Killeen on December 24, 2014 and (ii) 13,294 performance-based restricted shares issued to each Messrs. Attea, Myszka, and Rogers and 5,972 performance-based restricted shares issued to each Messrs. Gregoire, Powell, and Killeen on December 24, 2014.

The amounts shown in this column for 2013 relate to (i) a long-term incentive award of 14,506 restricted shares awarded to each Messrs. Attea, Myszka, and Rogers and 7,324 restricted shares to each Messrs. Gregoire, Powell, and Killeen on August 6, 2013, (ii) a long-term incentive award of 8,191 restricted shares awarded to each Messrs. Attea, Myszka, and Rogers and 4,231 restricted shares to each Messrs. Gregoire, Powell, and Killeen on December 18, 2013 and (iii) performance-based restricted shares of 16,382 to each Messrs. Attea, Myszka, and Rogers and 8,462 restricted shares to each Messrs. Gregoire, Powell, and Killeen on December 18, 2013. Stock Awards were not made in 2012. See Note 6 below.

For more information on these awards, see the “Compensation Discussion and Analysis-Components of Executive Compensation” and the Grants of Plan-Based Awards Table below. The assumptions used to compute the grant date fair value of these awards for each named executive officer are set forth in Notes 2 and 10 to our 2014 consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014. The value of the performance-based restricted shares issued in 2014 to each of Messrs. Attea, Myszka and Rogers at the grant date assuming that the highest level of performance will be achieved is as follows: Messrs. Attea, Myszka, and Rogers each—$1,168,808, Messrs. Gregoire, Powell, and Killeen each—$525,058. The value of the performance-based restricted shares is dependent on the Company’s performance over a three-year period. The value of the performance-based restricted shares issued in 2013 to each of Messrs. Attea, Myszka and Rogers at the grant date assuming that the highest level of performance will be achieved is as follows: Messrs. Attea, Myszka, and Rogers each—$1,064,830, Messrs. Gregoire, Powell, and Killeen each—$550,030. The value of the performance-based restricted shares is dependent on the Company’s performance over a three-year period.

(2)

The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2014 represent cash payments for 2014 performance made in March 2015 to the named executives under the Company’s annual incentive compensation plan. For more information on these awards, see the “Compensation Discussion and Analysis-Components of Executive Compensation”.

(3)

The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2013 represent cash payments for 2013 performance made in March 2014 to the named executives under the Company’s annual incentive compensation plan. For more information on these awards, see the “Compensation Discussion and Analysis-Components of Executive Compensation”.

(4)

The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2012 represent cash payments for 2012 performance made in February 2013 to the named executives under the Company’s annual incentive compensation plan. For more information on these awards, see the “Compensation Discussion and Analysis-Components of Executive Compensation”.

(5)	All other compensation includes the following:

Name		Allowances*	401(k) Match	Supplemental Health Coverage	Dividends on Restricted Stock	Total “All Other Compensation”
Robert J. Attea	2014	$15,600	$2,120	$3,077	$118,857	$139,654
	2013	$15,600	$1,104	$2,535	$98,895	$118,134
	2012	$15,600	$1,135	$1,351	$57,783	$75,869
Kenneth F. Myszka	2014	$15,600	$2,120	$10,300	$117,244	$145,264
	2013	$15,600	$1,104	$4,698	$96,553	$117,955
	2012	$15,600	$1,068	$3,867	$57,132	$77,667
David L. Rogers	2014	$15,600	$2,120	—	$97,685	$115,405
	2013	$15,600	$1,104	—	$99,529	$116,233
	2012	$15,600	$1,135	—	$60,471	$77,206
Andrew J. Gregoire	2014	—	$2,064	—	$44,261	$46,325
	2013	—	$1,020	—	$20,885	$21,905
	2012	—	$931	—	$16,441	$17,372
Paul T. Powell	2014	—	$2,120	—	$44,242	$46,362
	2013	—	$1,020	—	$20,849	$21,869
	2012	—	$931	—	$16,399	$17,330
Edward F. Killeen	2014	—	$2,091	—	$44,242	$46,333
	2013	—	$1,020	—	$20,849	$21,869
	2012	—	$45	—	$16,399	$16,444

*	Includes an annual allowance for an automobile, club dues and other miscellaneous expenses.

(6)

The substantial disparity between the Stock Award compensation and Total Compensation between 2012 and 2013 resulted from the decision of the Compensation Committee and its new Chair to review the Company’s executive compensation programs in late 2012. Pending conclusion of this study, long-term compensation grants were not made in 2012 with the expectation that such omission would be taken into consideration by the Compensation Committee in 2013. Accordingly, the Compensation Committee in 2013 made a special award of restricted shares in August 2013 and an award of time based restricted shares and performance-based restricted shares in December 2013. The table below shows what the total compensation in the Summary Compensation Table would have been if the August 2013 grants had been made in 2012:

Name	Year	Total Compensation
Robert J. Attea	2013	$2,293,546
	2012	$2,244,869
Kenneth F. Myszka	2013	$2,293,367
	2012	$2,246,667
David L. Rogers	2013	$2,291,645
	2012	$2,246,206
Andrew J. Gregoire	2013	$1,145,783
	2012	$1,119,872
Paul T. Powell	2013	$1,145,747
	2012	$1,119,830
Edward F. Killeen	2013	$1,145,747
	2012	$1,118,944

Grant Of Plan-Based Awards For 2014

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Units (#)(2) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(6) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($)(1) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Robert J. Attea	12/24/14	—	—	—	—	—	—	6,647	(3)	—	—	$584,000
	12/24/14	—	—	—	—	—	—	13,294	(4)	—	—	$624,153
	N/A	—	—	$914,760	—	—	—	—		—	—	—
Kenneth F. Myszka	12/24/14	—	—	—	—	—	—	6,647	(3)	—	—	$584,000
	12/24/14	—	—	—	—	—	—	13,294	(4)	—	—	$624,153
	N/A	—	—	$914,760	—	—	—	—		—	—	—
David L. Rogers	12/24/14	—	—	—	—	—	—	6,647	(3)	—	—	$584,000
	12/24/14	—	—	—	—	—	—	13,294	(4)	—	—	$624,153
	N/A	—	—	$914,760	—	—	—	—		—	—	—
Andrew J. Gregoire	12/24/14	—	—	—	—	—	—	2,986	(3)	—	—	$262,500
	12/24/14	—	—	—	—	—	—	5,972	(4)	—	—	$280,385
	N/A	—	—	$472,500	—	—	—	—		—	—	—
Paul T. Powell	12/24/14	—	—	—	—	—	—	2,986	(3)	—	—	$262,500
	12/24/14	—	—	—	—	—	—	5,972	(4)	—	—	$280,385
	N/A	—	—	$472,500	—	—	—	—		—	—	—
Edward F. Killeen	12/24/14	—	—	—	—	—	—	2,986	(3)	—	—	$262,500
	12/24/14	—	—	—	—	—	—	5,972	(4)	—	—	$280,385
	N/A	—	—	$472,500	—	—	—	—		—	—	—

(1)

This is not the amount earned but is the maximum amount that could have been earned under the Annual Incentive Compensation Plan based upon 2014 performance. The Plan includes no threshold or target awards. For more information on these awards, see the “Compensation Discussion and Analysis-Components of Executive Compensation.” The Company paid the actual bonus earned in cash. See Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Holders of restricted shares are entitled to the same dividend and voting rights as are holders of the Company’s Common Stock.

(3)

Restricted shares issued in December 2014 to Messrs. Attea, Myszka, Rogers, Gregoire, Powell, and Killeen as a long-term incentive compensation award, with 33.3% of such shares vesting each year. Such shares were issued under the 2005 Award and Option Plan.

(4)

Performance-based restricted shares issued in December 2014. The performance-based vesting restricted stock awards vest based upon the Company’s relative total shareholder return over a 3 year period as compared to a defined peer group. No shares will vest if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 100% will vest, with 25% of the shares vesting if threshold performance is achieved, 50% vesting if target performance is achieved and 100% vesting if maximum performance is achieved. Such shares were issued under the 2005 Award and Option Plan.

(6)	Amount represents full grant date fair value of restricted stock awards granted in 2014 computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards At December 31, 2014

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Robert J. Attea	13,839	13,840	—	$43.75	6/17/2018	—	—		—	—
	—	—	—	—	—	751	$65,502	(3)	—	—
	—	—	—	—	—	1,565	$136,499	(4)	—	—
	—	—	—	—	—	5,292	$461,568	(5)	—	—
	—	—	—	—	—	8,487	$740,236	(6)	—	—
	—	—	—	—	—	9,671	$843,505	(7)	—	—
	—	—	—	—	—	5,461	$476,308	(8)	—	—
	—	—	—	—	—	16,382	$1,428,838	(9)	—	—
	—	—	—	—	—	6,647	$579,751	(10)	—	—
	—	—	—	—	—	13,294	$1,159,503	(11)	—	—
Kenneth F. Myszka	2,001	13,475	—	$43.75	6/17/2018	—	—		—	—
	—	—	—	—	—	731	$63,758	(12)	—	—
	—	—	—	—	—	1,523	$132,836	(13)	—	—
	—	—	—	—	—	5,165	$450,491	(14)	—	—
	—	—	—	—	—	8,263	$720,699	(15)	—	—
	—	—	—	—	—	9,671	$843,505	(7)	—	—
	—	—	—	—	—	5,461	$476,308	(8)	—	—
	—	—	—	—	—	16,382	$1,428,838	(9)	—	—
	—	—	—	—	—	6,647	$579,751	(10)	—	—
	—	—	—	—	—	13,294	$1,159,503	(11)	—	—
David L. Rogers	13,476	13,475	—	$43.75	6/17/2018	—	—		—	—
	—	—	—	—	—	731	$63,758	(12)	—	—
	—	—	—	—	—	282	$24,596	(16)	—	—
	—	—	—	—	—	1,523	$132,836	(13)	—	—
	—	—	—	—	—	5,165	$450,491	(14)	—	—
	—	—	—	—	—	8,263	$720,699	(15)	—	—
	—	—	—	—	—	11,605	$1,012,188	(17)	—	—
	—	—	—	—	—	5,461	$476,308	(8)	—	—
	—	—	—	—	—	16,382	$1,428,838	(9)	—	—
	—	—	—	—	—	6,647	$579,751	(10)	—	—
	—	—	—	—	—	13,294	$1,159,503	(11)	—	—
Andrew J. Gregoire	—	—	—	—	—	625	$54,513	(18)	—	—
	—	—	—	—	—	118	$10,292	(19)	—	—
	—	—	—	—	—	549	$47,884	(20)	—	—
	—	—	—	—	—	1,366	$119,143	(21)	—	—
	—	—	—	—	—	5,859	$511,022	(22)	—	—
	—	—	—	—	—	2,821	$246,048	(23)	—	—
	—	—	—	—	—	8,462	$738,056	(9)	—	—
	—	—	—	—	—	2,986	$260,439	(24)	—	—
	—	—	—	—	—	5,972	$520,878	(11)	—	—
Paul T. Powell	—	—	—	—	—	625	$54,513	(18)	—	—
	—	—	—	—	—	114	$9,943	(25)	—	—
	—	—	—	—	—	549	$47,884	(20)	—	—
	—	—	—	—	—	1,366	$119,143	(21)	—	—
	—	—	—	—	—	5,859	$511,022	(22)	—	—
	—	—	—	—	—	2,821	$246,048	(23)	—	—
	—	—	—	—	—	8,462	$738,056	(9)	—	—
	—	—	—	—	—	2,986	$260,439	(24)	—	—
	—	—	—	—	—	5,972	$520,878	(11)	—	—
Edward F. Killeen	—	—	—	—	—	625	$54,513	(18)	—	—
	—	—	—	—	—	114	$9,943	(25)	—	—
	—	—	—	—	—	549	$47,884	(20)	—	—
	—	—	—	—	—	1,366	$119,143	(21)	—	—
	—	—	—	—	—	5,859	$511,022	(22)	—	—
	—	—	—	—	—	2,821	$246,048	(23)	—	—
	—	—	—	—	—	8,462	$738,056	(9)	—	—
	—	—	—	—	—	2,986	$260,439	(24)	—	—
	—	—	—	—	—	5,972	$520,878	(11)	—	—

(1)	2008 stock option grant vests in eight annual installments at the rate of 12.5% per year through 2016.

(2)	Market value of unvested shares is based on December 31, 2014 closing stock price.

(3)	Restricted shares vest at a rate of 751 shares per year through 2015

(4)	Restricted shares vest at a rate of 783 shares per year through 2016

(5)	Restricted shares vest at a rate of 1,764 shares per year through 2017

(6)	Restricted shares vest at a rate of 2,121 shares per year through 2018

(7)	Restricted shares vest at a rate of 4,835 shares per year through 2016

(8)	Restricted shares vest at a rate of 2,730 shares per year through 2016

(9)

Performance-based vesting restricted shares issued in 2013. The performance-based vesting restricted stock awards vest based upon the Company’s relative total shareholder return over a 3 year period as compared to a defined peer group. No shares will vest if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 100% will vest, with 25% of the shares vesting if threshold performance is achieved, 50% vesting if target performance is achieved and 100% vesting if maximum performance is achieved.

(10)	Restricted shares vest at a rate of 2,216 shares per year through 2017

(11)

Performance-based vesting restricted shares issued in 2014. The performance-based vesting restricted stock awards vest based upon the Company’s relative total shareholder return over a 3 year period as compared to a defined peer group. No shares will vest if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 100% will vest, with 25% of the shares vesting if threshold performance is achieved, 50% vesting if target performance is achieved and 100% vesting if maximum performance is achieved.

(12)	Restricted shares vest at a rate of 731 shares per year through 2015

(13)	Restricted shares vest at a rate of 762 shares per year through 2016

(14)	Restricted shares vest at a rate of 1,721 shares per year through 2017

(15)	Restricted shares vest at a rate of 2,066 shares per year through 2018

(16)	Restricted shares vest at a rate of 282 shares per year through 2015

(17)	Restricted shares vest at a rate of 2,901 shares per year through 2018

(18)	Restricted shares vest at a rate of 625 shares per year through 2015

(19)	Restricted shares vest at a rate of 118 shares per year through 2015

(20)	Restricted shares vest at a rate of 549 shares per year through 2015

(21)	Restricted shares vest at a rate of 1,366 shares per year through 2015

(22)	Restricted shares vest at a rate of 1,465 shares per year through 2018

(23)	Restricted shares vest at a rate of 1,410 shares per year through 2016

(24)	Restricted shares vest at a rate of 995 shares per year through 2017

(25)	Restricted shares vest at a rate of 114 shares per year through 2015

Option Exercises and Stock Vested In 2014

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Robert J. Attea	—	—	29,742	$2,206,109
Kenneth F. Myszka	13,112	$472,384	29,077	$2,158,016
David L. Rogers	—	—	28,083	$2,077,555
Andrew J. Gregoire	—	—	6,243	$486,564
Paul T. Powell	—	—	6,234	$485,907
Edward F. Killeen	—	—	6,234	$485,907

(1)	Amounts reflect the market value of the Common Stock on the day the Common Stock vested.

Employment Agreements

In 1999, the Company entered into employment agreements with Messrs. Attea, Myszka, Rogers, Gregoire, Powell, and Killeen. These agreements were amended and restated effective January 1, 2009. Except as provided in the Amendments described below with respect to Messrs. Attea and Myszka, each employment agreement has an indefinite term but can be terminated by the Company (a) in the event of the executive’s disability, (b) for “cause,” or (c) upon 30 days prior written notice to the executive. Each executive may terminate his employment agreement (a) for “good reason,” or (b) by providing 60 days prior written notice to the Company (30 days written notice for Messrs. Gregoire, Powell, and Killeen). Each employment agreement may also be terminated by agreement of the Company and the executive. Each employment agreement prohibits the executive, during employment and during the one-year period following termination of employment, from engaging in the self-storage business as an employee, consultant or owner.

On January 19, 2015, the Company entered into Amendments to the existing employment agreements between the Company, and each of Robert J. Attea, Kenneth F. Myszka and David L. Rogers (the “Amendments”). These Amendments were entered into as part of a succession plan for senior management of the Company. The Amendments with respect to Messrs. Attea and Myszka, among other matters, provide for a term end date of December 31, 2017 and December 31, 2018, respectively, provide for a description of their duties during the term, provide that Messrs. Attea and Myszka will no longer participate in the Company’s incentive compensation and bonus plans after January 1, 2015 and January 1, 2016, respectively, and provide that the provisions in their employment agreements regarding gross-up payments are deleted. The Amendment with respect to Mr. Rogers provides that the provision in his employment agreement regarding gross-up payments is deleted.

Employment Agreements of Messrs. Attea, Myszka and Rogers.

The employment agreements of Messrs. Attea, Myszka, and Rogers each provide for severance payments in the event the executive’s employment is terminated by the Company without “cause” or he resigns for “good reason.” Such severance payments would be made in 36 monthly payments following the termination of the executive’s employment, and each monthly payment would be an amount equal to one-twelfth of the sum of the highest (i) base salary earned by such executive during any calendar year, (ii) bonus and other incentive compensation earned by such executive during any calendar year, and (iii) value of any restricted stock awards during any calendar year to such executive. The first six monthly payments will be made in a single sum to the executive within 30 days following his separation from service. The remaining 30 payments will be made over a 30 month period beginning seven months after the separation from service. No severance benefits are payable if the executive’s employment is terminated for “cause” or if the executive retires or voluntarily terminates his employment without “good reason.” The employment agreements also provide that certain employee welfare benefits shall be continued for a period of 36 months after termination of employment in the event the executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason”.

In addition, if the Company undergoes a “change in control” while severance is being paid to Messrs. Attea, Myszka, and Rogers, the remaining severance payment would be transferred to a rabbi trust and monthly payments would continue to be made from that trust unless the “change in control” also qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code, in which case the remaining severance payment would be paid to the executive in a lump sum within 30 days after the “change in control” occurs. Similarly, if the executive is terminated within 2 years following a “change in control” of the Company, the severance payments would be transferred to a rabbi trust and monthly payments would be made from that trust unless the “change in control” qualifies under Section 409A of the Code, in which case the severance payments would be paid to the executive in a lump sum within 30 days of his termination of employment. In addition, the Company must reimburse the executive for his legal fees in connection with any good faith claim for severance payments under the employment agreement. Each employment agreement provides that the severance payments will not be offset or mitigated by any income from another source during the severance period.

The employment agreements for Messrs. Attea, Myszka, and Rogers also provide for payments in the event of termination by reason of the executive’s death or disability during the term of his employment agreement. The payments will be in an amount equal to two times the executive’s then effective per annum rate of salary plus a pro rata portion of the incentive compensation for the calendar year in which the death or disability occurs. In the event of death, such payments will be paid in eight quarterly installments following the date of the executive’s death. In the case of the executive’s disability, such payments will be made in 24 monthly installments, with the first 6 installments paid in a lump sum within 30 days following the executive’s separation from service, and the remaining 18 installments made over 18 months beginning with the seventh month after the executive’s separation from service. The disability payments to the executive would be reduced by any amounts paid to the executive in connection with the Company’s disability insurance contracts.

Pursuant to the employment agreements with Messrs. Attea, Myszka, and Rogers and the Company’s award and option plan all stock options held by such parties will vest in the event of their termination without “cause”, for “good reason” or death or disability or in the event of a “change in control”.

For purposes of the employment agreements described above, the terms have the meanings set forth below:

“change in control” generally includes:

(i) the acquisition by any person of 20% or more of the outstanding stock of the Company;

(ii) approval by the shareholders of the Company of a consolidation, merger or other business combination involving the Company in which the Company is not the surviving entity, other than a transaction in which the holders of the Company’s Common Stock immediately prior to the transaction have substantially the same proportionate ownership of Common Stock of the surviving corporation after the transaction;

(iii) approval by the shareholders of the Company of any consolidation, merger or other business combination in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the transaction do not own at least a majority of the outstanding Common Stock of the continuing or surviving corporation;

(iv) approval by the shareholders of the Company of any sale, lease or exchange of substantially all of the assets of the Company and its subsidiaries;

(v) a change in the majority of the members of the Board of Directors within a 24-month period, unless the election or nomination for election by the Company’s shareholders of each new director was approved by the vote of 2/3 of the directors then still in office who were in office at the beginning of the 24-month period; or

(vi) more than 50% of the assets of the Company and its subsidiaries are sold, transferred or otherwise disposed of, other than in the usual and ordinary course of its business.

“cause” generally means a material breach of the executive’s duties under his employment agreement, or the fraudulent, illegal or other gross misconduct which is materially damaging or detrimental to the Company.

“good reason” generally means:

(i) a material change in the executive’s duties and responsibilities or a change in his title or position without his consent;

(ii) there arises a requirement that the services required to be performed by the executive would necessitate the executive to move his residence at least 50 miles from the Buffalo, NY area;

(iii) a material reduction by the Company in the executive’s compensation or benefits;

(iv) a material breach of the employment agreement by the Company;

(v) in the case of Messrs. Attea and Myszka, the failure of the executive to be elected a director at any annual shareholders meeting; or

(vi) the failure of any successor to the Company to specifically assume responsibility for the employment agreement.

Potential Payments and Benefits upon Death or Disability or upon Termination of Employment With No Change in Control of the Company.    The tables below reflect the amount of compensation to each of Messrs. Attea, Myszka, and Rogers in the event of termination of such executive’s employment described below. The amounts shown assume that such termination was effective as of December 31, 2014 and uses the closing market price of the Company stock on such date, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to such executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

The first column of each table below sets forth the payments to which the executive would be entitled, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the executive’s employment for any reason other than for “cause” by the Company or by the executive without “good reason,” and assuming such termination occurred prior to, or did not otherwise arise in connection with, a “change in control” of the Company. The second column of each table reflects payments that would be due in the event of the executive’s termination of employment due to death or disability prior to a change in control of the Company. No benefits are paid, other than earned but unpaid compensation, upon a termination of employment by the Company for “cause” or for termination by the executive upon retirement or without “good reason.”

	Termination by Company without “Cause” or Termination by Executive for “Good Reason”	Death or Disability
Robert J. Attea
Cash Severance[1]	$7,261,059	$1,016,400
Continued Employee Welfare Benefits	67,191	0
Acceleration of Equity Awards[2]	0	3,303,370

Total	$7,328,250	$4,319,770

Kenneth F. Myszka
Cash Severance[1]	$7,261,059	$1,016,400
Continued Employee Welfare Benefits	88,860	0
Acceleration of Equity Awards[2]	0	3,267,348

Total	$7,349,919	$4,283,748

David L. Rogers
Cash Severance[1]	$7,261,059	$1,016,400
Continued Employee Welfare Benefits	57,960	0
Acceleration of Equity Awards[2]	0	3,460,628

Total	$7,319,019	$4,477,028

[1]	Cash severance for disability is reduced by any amounts paid to the officer under the Company’s disability insurance contract.

[2]

After termination by the Company without “Cause”, termination by the Executive for “Good Reason”, death or disability, the Executive will also be entitled to a pro rata portion of the performance-based restricted shares issued on December 18, 2013 and December 24, 2014 based upon the number of months of employment during the performance periods ending December 18, 2016 and December 24, 2017, respectively, and the Company’s performance through the end of the applicable performance period.

Potential Payments and Benefits Following, or in Connection With a Change In Control of the Company.     Upon a termination of the employment of Messrs. Attea, Myszka, or Rogers without “cause” or a termination by such executive for “good reason” following a “change in control,” such executive is entitled to receive the following benefits:

Robert J. Attea
Cash Severance	$7,261,059
Acceleration of Equity Awards	5,891,711
Continued Employee Welfare Benefits	67,191

Total	$13,219,961

Kenneth F. Myszka
Cash Severance	$7,261,059
Acceleration of Equity Awards	5,855,689
Continued Employee Welfare Benefits	88,860

Total	$13,205,608

David L. Rogers
Cash Severance	$7,261,059
Acceleration of Equity Awards	6,048,969
Continued Employee Welfare Benefits	57,960

Total	$13,367,988

Cash severance for Messrs. Attea, Myszka, and Rogers is paid in 36 monthly payments following the termination of the executive’s employment, with the first six monthly payments being made in a single sum to the executive within 30 days following his separation from service and the remaining 30 payments made over a 30 month period beginning seven months after the separation from service. However, if a “change of control” occurs while the Company is making severance payments or if the executive is terminated within 2 years following a “change in control” of the Company, and if such “change in control” also qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code, then the payments/remaining payments will be made in a single sum within 30 days following the “change in control” or separation from service. If the “change in control” does not so qualify under Section 409A, then the payments/remaining payments would be transferred to a rabbi trust and payments made from the trust. Cash severance on account of death will be paid in eight quarterly installments. Cash severance on account of disability will be paid in 24 monthly installments with the first 6 months of severance paid in a single sum within 30 days following separation from service and the remaining payments made in 18 monthly installments beginning with the seventh month after the executive’s separation from service. Accelerated equity awards are paid upon the termination of employment, death or disability of the executive.

Employment Agreements of Messrs. Gregoire, Powell and Killeen.

Potential Payments and Benefits Following, or in Connection With a Change In Control of the Company. The employment agreements of Messrs. Gregoire, Powell, and Killeen each provide that upon a termination of the employment of such executive without “cause” or a termination by such executive for “good reason” within twenty-four (24) months following a “change in control” qualifying under Section 409A of the Internal Revenue Code, such executive is entitled to a severance. The amount of the severance payable to Messrs. Gregoire, Powell, and Killeen in a lump sum is equal to two and one-half times the salary and bonus paid to these individuals in the prior calendar year. In addition, health insurance benefits would be continued for 30 months after the date of termination.

Upon a termination of the employment of Messrs. Gregoire, Powell, or Killeen following such a “change in control,” such executive is entitled to receive the following benefits:

Andrew J. Gregoire[1]
Cash Severance	$1,443,750
Acceleration of Equity Awards	2,508,273
Continued Employee Welfare Benefits	48,300

Total	$4,000,323

Paul T. Powell[1]
Cash Severance	$1,443,750
Acceleration of Equity Awards	2,507,924
Continued Employee Welfare Benefits	48,300

Total	$3,999,974

Edward. F. Killeen[1]
Cash Severance	$1,443,750
Acceleration of Equity Awards	2,507,924
Continued Employee Welfare Benefits	16,500

Total	$3,968,174

[1]

The amounts set forth in the table are estimates based upon the salary and bonus paid to each executive for 2014. Equity awards are valued based upon the closing market price of the Company common stock as of December 31, 2014. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The amount of any severance payable to the executive shall be reduced to the extent necessary to avoid imposition of any tax on excess parachute payments under Section 4999 of the Code.

The employment agreements of Messrs. Gregoire, Powell, and Killeen also provide for severance payments in the event the executive is terminated without “cause” or a termination by such executive for “good reason” prior to a qualifying “change of control”. In such event, the Company will pay such employee severance benefits based upon the Company’s severance policy then in effect for all employees.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for Named Executive Officers and oversees the Company’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee reviewed and discussed with management the disclosure appearing under the heading “Compensation Discussion and Analysis” of this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Company with regard to executive compensation. Based upon this review and discussion with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission, and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee

STEPHEN R. RUSMISEL, CHAIR

ANTHONY P. GAMMIE

ARTHUR L. HAVENER, JR.

MARK G. BARBERIO

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL 5. PROPOSAL TO APPROVE THE COMPENSATION OF

THE COMPANY’S EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as described in detail in the “Compensation Discussion and Analysis” and the accompanying tables in the Executive Compensation section beginning on page 24. This vote is commonly known as “say-on-pay.” The Company is currently conducting “say-on-pay” votes every year and expects to hold the next “say-on-pay” vote in connection with its 2016 Annual Meeting of Shareholders. Shareholders should review the Compensation Discussion and Analysis section of this proxy for the details of the Company’s executive compensation program.

As described in greater detail in the Compensation Discussion and Analysis section, we seek to closely align the interests of the Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. A substantial part of our compensation for Named Executive Officers is performance based and the Company has used performance-based vesting restricted stock as part of the long-term incentive program.

In order to promote the short and long-term interest of our shareholders, the Company’s compensation programs have evolved as necessary over the years. During the last several years, the Compensation Committee has initiated a number of changes to better align management and shareholder interests. Recent Compensation Committee actions include the following:

•

In 2012, the Compensation Committee elected a new Chair and the Compensation Committee commenced undertaking a review of the overall compensation practices of the Company for the Named Executive Officers. As a result, long-term incentive compensation awards were not made to the Named Executive Officers in 2012 with the expectation that such omission would be taken into consideration after the completion of the Compensation Committee’s review. In 2013, the Compensation Committee continued its past practice of making long-term incentive restricted stock awards and in making such awards in 2013 took into consideration that long-term awards were not made in 2012. Thus, special awards were made in August 2013. As described in note 6 to the Summary Compensation Table, the substantial disparity in total compensation of the Named Executive Officers between 2012 and 2013 resulted from such decision. In 2014, the Compensation Committee continued its past practice of making long-term incentive restricted stock awards.

•

Since 2010, the Company has had in effect a performance based Annual Incentive Compensation Plan for Executive Officers. This Plan for annual incentive awards is two-thirds based upon objective metrics that relate to “targeted” FFO and annual FFO growth relative to publicly-traded competitors of the Company. One-third of the potential annual bonus award is subject to the Compensation Committee’s evaluation of a number of other metrics which can be changed by the Compensation Committee as it deems appropriate to promote specific goals. The Plan also provides that bonuses shall be returned, as the Compensation Committee deems appropriate, to the extent resulting from restated financial statements of the Company due a recipient’s misconduct, and that the Compensation Committee may make adjustments in bonuses to the extent they were affected by misstatements in the audited financial statements of other companies.

•

The Compensation Committee has revised long-term incentive awards in a manner to provide a direct linkage between payouts to executive officers and total return to shareholders. A portion of such awards in 2013 and 2014 were made in the form of performance-based vesting restricted stock which vest based upon the Company’s relative total shareholder return compared to certain peer companies.

•	Formal minimum share ownership requirements were recently adopted for Named Executive Officers and members of the Board of Directors of the Company. While the Named Executive Officers and Board

members have substantial holdings, this requirement reflects the Compensation Committee’s commitment to insure alignment of management and shareholder interests.

•

In January 2015, the Company entered into Amendments to the existing employment agreements between the Company and each of Robert J. Attea, Kenneth F. Myszka and David L. Rogers. These amendments were entered into as part of a succession plan for senior management of the Company. Among other matters, these amendments provide for a term end date for Messrs. Attea and Myszka. Also, the amendments for each of Messrs. Attea, Myszka and Rogers also delete provisions in each of such agreements regarding gross-up payments in connection with certain severance obligations. No other employment agreements of the Company include gross-up provisions in connection with severance obligations.

We believe that the information provided in this Proxy Statement demonstrates that the Company’s executive compensation program is designed appropriately to attract and retain talented executives and to align the executives’ interests with shareholders’ interests. Accordingly, the Board of Directors recommends that shareholders approve the compensation of the Company’s Named Executive Officers by approving the following say-on-pay resolution:

RESOLVED, that the shareholders of Sovran Self Storage, Inc. approve, on an advisory basis, the compensation of the executive officers identified in the “Summary Compensation Table,” as disclosed in the Sovran Self Storage, Inc. 2015 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

Say-on-pay votes under the Dodd-Frank Act are advisory. Although the results of the say-on-pay vote do not bind the Company, the Board of Directors will review the results very carefully. The Board of Directors views the vote as providing important information regarding investor sentiment about the Company’s executive compensation philosophy, policies and practice.

The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2014, with respect to equity compensation plans under which shares of the Company’s common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance (#)
Equity compensation plans approved by shareholders:
2005 Award and Option Plan	82,606	$45.75	543,229
2009 Outside Directors’ Stock Option and Award Plan	29,000	$56.31	84,855
1995 Outside Directors’ Stock Option Plan	4,000	$49.65	0
Deferred Compensation Plan for Directors(1)	45,505	N/A	2,050
Equity compensation plans not approved by shareholders:	N/A	N/A	N/A

(1)

Under the Deferred Compensation Plan for Directors, non-employee Directors may defer all or part of their Directors’ fees that are otherwise payable in cash. Directors’ fees that are deferred under the Plan will be credited to each Directors’ account under the Plan in the form of Units. The number of Units credited is determined by dividing the amount of Directors’ fees deferred by the closing price of the Company’s Common Stock on the New York Stock Exchange on the day immediately preceding the day upon which Directors’ fees otherwise would be paid by the Company. A Director is credited with additional Units for dividends on the shares of Common Stock represented by Units in such Directors’ Account. A Director may elect to receive the shares in a lump sum on a date specified by the Director or in quarterly or annual installments over a specified period and commencing on a specified date.

CERTAIN TRANSACTIONS

The Company has engaged Locke Acquisition Group, LLC as a broker to purchase and sell real property. During 2014 the Company paid Locke Acquisition Group LLC $3,634,774 in commissions and Sovran HHF Storage Holdings LLC paid Locke Acquisition Group $642,000 in commissions. Jonathan Attea, son of Robert J. Attea, is an employee of Locke Acquisition Group, however, he does not hold any equity in that company nor is he an officer or director.

Frederick G. Attea, brother of Robert J. Attea, is a partner of the law firm of Phillips Lytle LLP, which has represented the Company since its inception and is currently representing the Company, Sovran HHF Storage Holdings LLC a joint venture in which the Company has a 20% ownership interest, and Sovran HHF Storage Holdings II LLC a joint venture in which the Company has a 15% ownership interest. Phillips Lytle LLP’s legal fees for services rendered to the Company for 2014 totaled $1,571,887, legal fees for services rendered to Sovran HHF Storage Holdings LLC totaled $234,560 and its legal fees for services rendered to Sovran HHF Storage Holdings II LLC totaled $6,072.

The transactions and arrangements above were reviewed and disclosed under the Company’s policies and procedures regarding related party transactions.

PROPOSALS OF SHAREHOLDERS FOR THE 2016 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2016 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Williamsville, New York 14221, no later than December 10, 2015.

The Company’s By-Laws set forth the procedure to be followed by a shareholder who wishes to recommend one or more persons for nomination to the Board of Directors or present a proposal at an Annual Meeting. Only a shareholder of record entitled to vote at an Annual Meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, to be timely, a shareholder’s notice shall set forth all information required under the By-laws and shall be delivered to the Secretary not earlier than the 150th day nor later than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, notice by a shareholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders’ vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

A COPY OF SOVRAN SELF STORAGE, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. TO OBTAIN A COPY, PLEASE WRITE TO: ANDREW J. GREGOIRE, SECRETARY, SOVRAN SELF STORAGE, INC., 6467 MAIN STREET, WILLIAMSVILLE, NEW YORK, 14221. THE 10-K IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE (www.sovranss.com).

By Order of the Board of Directors,

ANDREW J. GREGOIRE

Secretary

April 8, 2015

EXHIBIT A

SOVRAN SELF STORAGE, INC.

2015 AWARD AND OPTION PLAN

1.	PURPOSE

The purposes of this Plan are to advance the interests of the Company and its stockholders, by providing a long-term incentive compensation program that will be an incentive to the Key Employees of the Company and its Subsidiaries whose contributions are important to the continued success of the Company and its Subsidiaries, and by enhancing their ability to attract and retain in their employ highly qualified persons for the successful conduct of their businesses. This Plan shall be interpreted to the extent practicable so as to avoid causing any amount payable to any Participant hereunder to be includable in the Participant’s gross income under Code Section 409A(a)(1).

2.	DEFINITIONS

(a) “Acceleration Date” means (i) in the event of a Change in Ownership, the date on which such change occurs, or (ii) with respect to a Participant who is eligible for treatment under Paragraph 21 hereof on account of the Participant’s Separation from Service following a Change in Control, the date on which such Separation from Service occurs.

(b) “Award” means any Stock Option, Restricted Stock, or Performance-Based Award awarded to a Participant under this Plan.

(c) “Award Notice” means a written notice from the Company to a Participant that sets forth the terms and conditions of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” has the meaning set forth in a Participant’s written employment agreement with the Company or any Subsidiary and if no such employment agreement exists, “Cause” means (i) the willful and continued failure by a Participant to substantially perform his/her duties after written notice specifically identifying the lack of substantial performance is delivered to the Participant or (ii) the willful engaging by a Participant in conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

(f) A “Change in Control” shall be deemed to have occurred at such time as:

(i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or

(ii) approval by the stockholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common stockholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common stockholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of the Company), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

SOVRAN SELF STORAGE, INC.

2015 AWARD AND OPTION PLAN

(iii) individuals who constitute the Board on May 21, 2015 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 21, 2015 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

(g) “Change in Control Price” means, in respect of a Change in Control, the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange (“NYSE”) or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Control occurs, and in respect of a Change in Ownership, the highest closing price per share paid for the purchase of Common Stock on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Ownership occurs.

(h) “Change in Ownership” means a change that results directly or indirectly in the Company’s Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j) “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer this Plan. The Committee shall consist of not less than three members, each of whom shall be “disinterested” as defined by Rule 16b-3 under the Exchange Act as amended from time to time.

(k) “Common Stock” means the common stock, $0.01 par value, of the Company.

(l) “Company” means Sovran Self Storage, Inc., a Maryland corporation, and with respect to the Company’s obligations under Paragraph 21, any successor thereto.

(m) “Covered Employee” means a Participant who is a “covered employee” within the meaning of Code Section 162(m)(3).

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Fair Market Value” on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the report of consolidated trading of NYSE listed securities (or, if the Common Stock is not then listed on the NYSE, the principal public trading market for such shares) for that date (or if no shares of Common Stock were traded on the NYSE or such other principal public trading market on that date, the next preceding date that shares of Common Stock were so traded) provided, however, that if no shares of Common Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate provided that such determination shall satisfy the requirements of Treas. Reg. §1.409A-1(b)(5) so as to ensure that any Stock Option granted hereunder is not subject to Code Section 409A.

(p) “Good Reason” shall have the meaning set forth in the Participant’s written employment agreement with the Company or any Subsidiary and if no such employment agreement exists, “Good Reason” means the Participant’s resignation from all positions held with the Company and its Subsidiary, if without the Participant’s written consent there is:

(i) a material change of the Participant’s authority, duties or responsibilities, including the assignment to the Participant of duties and responsibilities inconsistent with his/her positions, or

SOVRAN SELF STORAGE, INC.

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(ii) an assignment or reassignment of the Participant without the Participant’s consent, to another place of employment more than 50 miles from the Participant’s current place of employment, or

(iii) a material reduction in the Participant’s base salary; provided, however, that a material reduction in the Participant’s base salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company or a Subsidiary and that does not adversely affect Participant to a greater extent than other similarly situated employees shall not constitute Good Reason, provided, in each case, that the Participant shall specify the event relied upon for such determination by written notice to the Board at any time not later than 30 days after the first occurrence of such event and the Board shall not have remedied the matter within 30 days following delivery of such written notice to the Board.

(q) “Key Employee” means an officer or other employee of the Company or a Subsidiary as determined by the Committee.

(r) “Participant” means any Key Employee granted an Award by the Committee under this Plan.

(s) “Performance-Based Awards” means any award, including a cash award, granted under Paragraph 10 hereof.

(t) “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan will be construed to mean that an Award that does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

(u) “Performance Period” means the period of at least twelve (12) consecutive calendar months during which the performance goals set forth in an Award Notice must be met to determine the degree of payout and/or vesting with respect to any Performance-Based Awards.

(v) “Plan” means this Sovran Self Storage, Inc. 2015 Award and Option Plan.

(w) “Restricted Stock” means an award of shares of Company Common Stock subject to restrictions, pursuant to Paragraph 9 hereof.

(x) “Separation from Service” has the meaning provided at Regulation §1.409A-1(h).

(y) “Stock Option” means an option to purchase Company Common Stock that is awarded to a Participant in accordance with Paragraph 8 hereof.

(z) “Subsidiary” means a corporation, partnership, limited liability company or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

3.	ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret this Plan; (b) establish such rules and regulations as it deems necessary for the proper administration of this Plan; (c) select Key Employees to receive Awards under this Plan; (d) determine and modify the form of Stock Options awarded under this Plan, whether non-qualified or incentive stock options, the number of Stock Options awarded to any Key Employee, and all the terms and conditions of Stock Options awarded under this Plan, including the time and conditions of exercise or vesting; (e) determine and modify the number of shares of Restricted Stock awarded to any Key Employee, and all the terms and conditions of Restricted Stock awarded under this Plan,

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including the applicable restrictions thereon and restriction period therefor; (f) determine the number of shares of Company Common Stock and/or initial value to be subject to a Performance-Based Award, including the performance conditions, performance goals, and Performance Period; (g) grant waivers of Plan terms and conditions, provided that such waivers are not inconsistent with Section 16 of the Exchange Act and the rules promulgated thereunder; (h) accelerate the vesting of any Stock Option or lapse of restrictions on any shares of Restricted Stock when any such action would be in the best interests of the Company; and (i) take any and all other action it deems advisable for the proper administration of this Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under this Plan to the Chief Executive Officer or to other senior officers of the Company under such conditions as the Committee may establish; provided, however, that to the extent required by Paragraph 17 and notwithstanding any other provision of this Plan or an Award Notice only the Committee may make Awards and render other decisions as to the timing, vesting, performance metrics, pricing and amount of Awards to Participants who are subject to Section 16 of the Exchange Act.

4.	ELIGIBILITY

Any Key Employee is eligible to become a Participant in this Plan.

5.	SHARES AVAILABLE

The maximum number of shares of Common Stock which shall be available for Awards under this Plan during its term shall not exceed 1,500,000 and the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Key Employee during any calendar year shall not exceed 50,000; all subject to adjustment as provided in Paragraph 13. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, shall be available again for award under this Plan. Further, if and to the extent permitted in accordance with Paragraph 8(d), any shares of Common Stock are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a Stock Option, or for any withholding taxes due as a result of such exercise, such shares shall again be available for award under this Plan. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

6.	TERM

This Plan shall become effective as of May 21, 2015 upon approval of this Plan by the Company’s stockholders. Awards will not be made pursuant to this Plan after May 20, 2025.

7.	PARTICIPATION

The Committee shall select Participants, determine the type of Awards to be awarded, and establish in the related Award Notices, the applicable terms and conditions of the Awards in addition to those set forth in this Plan, and any administrative rules issued by the Committee.

8.	STOCK OPTIONS.

(a) General.    Stock Options may be awarded to any Key Employee. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. For the purpose of determining the exercise

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price of a Stock Option, the date of grant of a Stock Option will be the date on which the Committee completes the action necessary to award the option provided that notice of the option is given to the Key Employee within a reasonable time thereafter.

(b) Terms and Conditions of Stock Options.    A Stock Option shall be exercisable in whole or in such installments and at such times or upon the achievement of such performance goals as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a Stock Option (the “exercise price”) shall be established by the Committee, but such exercise price shall not be less than the Fair Market Value of the Common Stock on the date of grant of the Stock Option. An Award Notice evidencing a Stock Option may, in the discretion of the Committee, provide that a Participant who pays the option price of a Stock Option by an exchange of shares of Common Stock previously owned by the Participant shall automatically be issued a new stock option to purchase additional shares of Common Stock equal to the number of shares of Common Stock so exchanged. Such new stock option shall have an exercise price equal to the Fair Market Value of the Common Stock on the date such new stock option is issued, which shall be the date on which the shares of Common Stock used to pay the exercise price are delivered to the Company, and shall be subject to such other terms and conditions as the Committee deems appropriate.

(c) Restrictions Relating to Incentive Stock Options.    Stock Options awarded in the form of incentive stock options shall, in addition to being subject to all applicable terms and conditions established by the Committee, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Also, each incentive stock option shall expire not later than ten years from its date of award. The number of shares of Common Stock that shall be available for incentive stock options awarded under this Plan is 250,000.

(d) Exercise of Stock Options

(i) A Stock Option may be exercised in whole or in part from time to time during the option period (or, if determined by the Committee, in specified installments during the option period) by giving written notice (or by such other methods of notice as the Committee designates) of exercise to the Company (or a representative designated by the Company for that purpose) specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price and applicable tax withholding (as provided in Paragraph 14).

(ii) Upon exercise, the exercise price of a Stock Option may be paid in cash, or, if permitted by the Committee, in its sole discretion, shares of Common Stock or a combination of cash and shares of Common Stock, or such other consideration as the Committee may deem appropriate. The Committee may establish appropriate methods for accepting Common Stock as consideration for the exercise of a Stock Option, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. If the Committee, in its sole discretion, permits the use of shares of Common Stock as consideration for the exercise of a Stock Option, such shares shall be valued at Fair Market Value on the date of exercise.

9.	RESTRICTED STOCK.

(a) General.    Shares of Restricted Stock may be awarded to any Key Employee and shall be awarded in such amounts and at such times during the term of this Plan as the Committee shall determine.

(b) Restrictions on Restricted Stock.    Restricted Stock shall be subject to such terms and conditions as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of shares of Restricted Stock under such circumstances as it deems appropriate.

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(c) Rights as Stockholders.    During the period in which any shares of Restricted Stock are subject to the restrictions imposed under Paragraph 9(b) hereof, the Committee may, in its discretion, grant to the Participant to whom shares of Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. Except as otherwise provided in this Plan, in the absence of any explicit action by the Committee, the Participant to whom shares of Restricted Stock have been awarded shall have the rights of a stockholder with respect to such shares of Restricted Stock.

(d) Evidence of Restricted Stock Award.    Any shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

10.	PERFORMANCE- BASED AWARDS.

(a) Grant of Performance-Based Awards.    The Committee, at any time and from time to time, may grant Performance-Based Awards to a Key Employee in such amounts and upon such terms as the Committee will determine.

(b) Value of Performance-Based Awards.    Each Performance-Based Award will have an actual or target number of shares of Common Stock or initial value that is established by the Committee at the time of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are achieved, will determine the value and/or the number of shares of Common Stock subject to a Performance-Based Award that will be paid out to the Participant. The maximum number of shares of Common Stock subject to a Performance- Based Award shall be subject to the limitations set forth in Paragraph 5 and the maximum amount that may be paid as a cash-settled Performance-Based Award to any individual Key Employee in any calendar year will be $2,000,000.

(c) Earning Performance-Based Awards.    Subject to the terms of this Plan, in particular Paragraph 10(f)(iii), after the applicable Performance Period has ended, the Participant will be entitled to receive a payout on his or her Performance-Based Award to the extent that the performance measures set forth in the Award Notice have been achieved.

(d) Form and Timing of Payment of Performance-Based Awards.    Payment of earned Performance-Based Awards will be made in the manner described in the applicable Award Notice as determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Common Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and will pay the Performance Based-Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has certified in writing that the performance goal or goals relating to the Performance-Based Awards have been achieved, provided that, unless specifically provided in the Award Notice for such Awards, such payment will occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Common Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards will be set forth in the Award Notice.

(e) Performance Conditions.    The right of a Participant to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) will be exercised by the Committee and not by the Board.

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(f) Performance-Based Awards Granted to Designated Covered Employees.    If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Covered Employee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this Paragraph 10(f).

(i) Performance Goals Generally.    The performance goals for Performance-Based Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Paragraph 10(f)(i). Performance goals will be objective and will otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards will be granted, exercised and/or settled upon achievement of any single performance goal or of two or more performance goals. Performance goals may differ for Awards granted to any one Participant or to different Participants.

(ii) Timing For Establishing Performance Goals.    Performance goals for any Performance-Based Award will be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which 25% of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

(iii) Payment of Awards; Other Terms.    Payment of Performance-Based Awards will be in cash, Shares, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee will specify the circumstances in which such Performance-Based Awards will be paid or forfeited in the event of Separation from Service by the Participant prior to the end of a Performance Period or settlement of such Performance-Based Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to service-based vesting, the Committee will specify the circumstances in which the payment Award will be paid or forfeited in the event of a Separation from Service. No payment or settlement of any Award shall be made unless the Committee has certified in writing that the performance goal or goals relating to the Award have been achieved.

(iv) Performance Measures.    The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned will be limited to the following performance measures, with or without adjustment:

(1) net earnings or net income;

(2) earnings per share;

(3) share price, including growth measures and total shareholder return;

(4) earnings before interest and taxes;

(5) earnings before interest, taxes, depreciation and/or amortization;

(6) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions;

(7) cash flow;

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(8) funds from operations (FFO);

(9) funds from operations (FFO) per share;

(10) funds from operations (FFO) as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions; or

(11) any combination of the foregoing business criteria.

Performance under any of the foregoing performance measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the performance measure specified in clause (3) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also will have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the performance measures specified in this Paragraph 10.

(v) Evaluation of Performance.    The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (1) asset write-downs; (2) litigation or claims, judgments or settlements; (3) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (4) any reorganization or restructuring events or programs; (5) extraordinary, non-core, non-operating or non-recurring items; and (6) acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions will be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(vi) Adjustment of Performance-Based Compensation.    The Committee will have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

(vii) Committee Discretion.    In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion will not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that will not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth in Paragraph 10(f)(iv).

(g) Performance-Based Awards Granted to Designated Covered Employees.    It is the intent of the Company that Performance-Based Awards under Paragraph 10(f) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder will, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Paragraph 10(f), including

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the definitions of Covered Employee and other terms used therein, will be interpreted in a manner consistent with Code Section 162(m). If any provision of this Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

11.	TERMINATION OF EMPLOYMENT

Subject to Paragraph 15, if a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement or an approved reason, all the Participant’s unexercised Stock Options, shares of Restricted Stock then subject to restrictions and Performance-Based Awards shall be canceled or forfeited as the case may be, unless the Participant’s Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of this Plan, and (ii) determine the treatment of a Participant under this Plan in the event of his/her death, disability, retirement, or termination for an approved reason.

12.	NONASSIGNABILITY

Except as otherwise provided by the Committee, in its sole discretion, in the Award Notice, no Stock Option, share of Restricted Stock (that remains subject to restriction) or Performance-Based Award under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance and a Participant’s Stock Options shall be exercisable during the Participant’s lifetime only by him.

13.	ADJUSTMENT OF SHARES AVAILABLE

(a) Changes in Stock.    In the event of changes in the Common Stock by reason of a Common Stock dividend or stock split-up or combination, appropriate adjustment shall be made by the Committee in the aggregate number of shares available under this Plan, the number of shares with respect to which Awards may be granted to any individual Key Employee during any calendar year, and the number of shares subject to an outstanding Award, without, in the case of Stock Options, change in the aggregate purchase price to be paid therefor. Such proper adjustment as may be deemed equitable may be made by the Committee in its discretion to give effect to any other change affecting the Common Stock.

(b) Changes in Capitalization.    In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding Awards by either (i) the substitution, on an equitable basis, of appropriate stock, stock options or other securities or other consideration, including cash, to which holders of Common Stock of the Company will be entitled pursuant to such transaction or succession of transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to this Plan, the number of shares covered by outstanding Awards and the option price of outstanding Stock Options, as deemed appropriate by the Committee.

(c) Limitation of Committee Discretion.    Any adjustment of a Stock Option pursuant to this Paragraph 13 shall be done in such manner as shall not cause the Stock Option to become subject to Code Section 409A.

14.	TAX WITHHOLDING

(a) Payment by Participant.    Each Participant shall pay to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements, no later than the date as of which the Company or any Subsidiary is required by law to withhold any Federal, state, or local taxes of any kind with respect to amounts

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includable in the Participant’s gross income for Federal income tax purposes with respect to any Award pursuant to this Plan. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) Payment in Stock.    A Participant may elect to have the applicable statutory minimum Federal, state and local tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to this Plan a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the applicable statutory minimum Federal, state and local withholding tax amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the applicable statutory minimum Federal, state and local withholding tax amount due. For purposes of this Paragraph 14(b), in no event may the Participant require the Company to, and the Company shall not, withhold taxes in excess of any applicable statutory minimum amount. With respect to any Participant who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply:

(i) the Company (1) shall have been subject to the reporting requirements of Paragraph 13(a) of the Exchange Act for at least a year prior to the election and shall have filed all reports and statements required to be filed pursuant to that Section for that year, and (2) shall have issued on a regular basis public releases of quarterly and annual summary statements of sales and earnings;

(ii) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Paragraph 14(b) shall be made either (1) within the trading window set forth in the Company’s applicable policies on securities trading, or (2) at least six months prior to the date as of which the receipt of such an award first becomes a taxable event for Federal income tax purposes;

(iii) such election shall be irrevocable;

(iv) such election shall be subject to the consent or disapproval of the Committee; and

(v) the Common Stock withheld to satisfy tax withholding must pertain to an Award which has been held by the Participant for at least six months from the date of grant of such award.

15.	NONCOMPETITION PROVISION

The Committee may provide in any Award Notice that the Participant shall forfeit all his/her unexercised Stock Options, shares of Restricted Stock and Performance-Based Awards if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company.

16.	DIVIDENDS

Except as otherwise provided in the Award Notice, a Participant who is granted shares of Restricted Stock shall be entitled to receive dividends paid on such shares of Restricted Stock at the times and in the amounts as apply to shareholders generally.

The Committee may determine in its discretion that the Participant will not receive dividends on Restricted Stock, or will receive such dividends only if and when the restrictions on the Restricted Stock lapse, but any such determination must be set forth in the Award Notice.

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17.	AMENDMENTS OF AWARDS

The Committee may at any time unilaterally amend the Award Notice for any unexercised Stock Option, any share of Restricted Stock then subject to restrictions and any Performance-Based Award to the extent it deems appropriate; provided, however, that any such amendment which is adverse to a Participant shall require the Participant’s consent.

18.	REGULATORY APPROVALS AND LISTINGS

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock upon the exercise of any Stock Option, award of Restricted Stock, or grant of a Performance-Based Award prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

19.	NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

Participation in this Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be granted any Award.

20.	AMENDMENT

The Board may suspend or terminate this Plan at any time. In addition, the Board may, from time to time, amend this Plan in any manner, but may not without stockholder approval adopt any amendment which (a) would materially increase the benefits accruing to Participants under this Plan, (b) would materially increase the number of shares of Common Stock which may be issued under this Plan (except as specified in Paragraph 13), (c) would materially modify the requirements as to eligibility for participation in this Plan, or (d) is required to be approved by stockholders under the rules and regulations of the New York Stock Exchange or applicable laws.

21.	CHANGE IN CONTROL AND CHANGE IN OWNERSHIP

(a) Background.    All Participants shall be eligible for the treatment afforded by this Paragraph 21 if there is a Change in Ownership or if the Participant has a Separation from Service within two years following a Change in Control as a result of an involuntary termination without Cause or a termination on account of Good Reason.

(b) Vesting and Lapse of Restrictions.    If a Participant is eligible for treatment under this Paragraph 21, (i) all of the terms and conditions in effect on any unexercised Stock Options and any restrictions on shares of Restricted Stock shall immediately lapse as of the Acceleration Date; (ii) no other terms or conditions shall be imposed upon any Stock Options or shares of Restricted Stock on or after such date, and in no event shall any Stock Option or share of Restricted Stock be forfeited on or after such date; (iii) all of his/her unexercised Stock Options and shares of Restricted Stock shall automatically become one hundred percent (100%) vested immediately upon such date; and (iv) all of his/her unexercised Stock Options and shares of Restricted Stock shall be valued and cashed out on the basis of the Change in Control Price. Any Performance-Based Award will not be eligible for the treatment afforded by this Paragraph 21, unless the Award Notice provides otherwise.

(c) Payment.    If a Participant is eligible for treatment under this Paragraph 21, whether or not he/she is still employed by the Company or a Subsidiary, he/she shall be paid, in a single lump-sum cash payment, as soon as

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practicable but in no event later than 90 days after the Acceleration Date (or, if sooner, March 15 of the calendar year following the Acceleration Date), for all his/her outstanding Stock Options (including incentive stock options) and shares of Restricted Stock.

(d) Section 16 of Exchange Act.    Notwithstanding anything contained in this Paragraph 21 to the contrary, any Participant who on the Acceleration Date holds any Stock Options or shares of Restricted Stock that have not been outstanding for a period of at least six months from their date of award, and who on the Acceleration Date is required to report under Section 16 of the Exchange Act shall, not be paid for his/her Stock Options or Restricted Stock until the first day next following the end of such six-month period.

(e) Limitation on Change of Control Payments.    Notwithstanding anything in this Paragraph 21 to the contrary, if payments made or deemed made pursuant to this Paragraph 21 would result in the Participant incurring an excise tax under Code Section 4999 (concerning Golden Parachute Payments), the payments made or deemed made hereunder shall be reduced to the extent necessary to avoid such excise tax but only if the reduction in such payments is less than the amount of excise tax avoided by means of the reduction. The reduction in payments shall occur in the following order: (i) options with an exercise price above Fair Market Value that have a positive value for purposes of Code Section 280G, (ii) pro rata among Awards that constitute deferred compensation under Code Section 409A, and (iii) finally, among the Awards that are not subject to Code Section 409A. Notwithstanding the preceding sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Code Sections 280G or 4999 (including (1) that “payments” under such agreement or otherwise will be reduced, (2) that the Participant will have the discretion to determine which “payments” will be reduced, (3) that such “payments” will not be reduced or (4) that such “payments” will be “grossed up” for tax purposes), then this Paragraph 21(e) shall not apply and any “payments” made or deemed made pursuant to this Paragraph 21 to a Participant will be treated as “payments” arising under such separate agreement provided, however, such separate agreement shall not modify the time or form of any payment under this Paragraph 21 that constitutes deferred compensation under Code Section 409A if such modification would cause such payment to become subject to tax under Code Section 409A.

(f) Miscellaneous.    Upon a Change in Control or a Change in Ownership, (i) the provisions of Paragraphs 11, 15 and 17 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in Paragraph 21(a) above; and (ii) no action, including, but not by way of limitation, the amendment, suspension or termination of this Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to any Stock Option or share of Restricted Stock to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or Change in Ownership or to which he/she may become entitled as a result of such Change in Control or Change in Ownership.

(g) Legal Fees.    The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he/she may be entitled to under this Plan after a Change in Control or Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

22.	NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS

No Participant shall have any rights as a stockholder as a result of participation in this Plan until the date of issuance of a stock certificate in the Participant’s name and, in the case of Restricted Stock, such rights are

SOVRAN SELF STORAGE, INC.

2015 AWARD AND OPTION PLAN

granted to the Participant under Paragraph 9(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

23.	GOVERNING LAW

This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

24.	COMPLIANCE WITH SECTION 409A.

(a) Awards Intended To Be Excluded From Section 409A.    All Stock Options awarded hereunder are intended to be exempt from the application of Code Section 409A either because the option is an incentive stock option within the meaning of Code Section 422 or because the option is a non-qualified stock option awarded with an exercise price at least equal to Fair Market Value on the date of grant. The Restricted Stock Awards are issued in compliance with Code Section 83 and are thereby exempt from Code Section 409A. Any interpretations or administrative actions necessary to implement the Plan shall be made to the extent practicable to preserve such exemptions from Code Section 409A.

(b) Non-excluded Awards Must Comply With Section 409A.     This Plan and Award Notices shall be interpreted in accordance with Section 409A of the Code and final Treasury Regulations issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (1) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (2) comply with the requirements of Section 409A of the Code and Treasury Regulations thereunder so as to avoid taxes and interest under Section 409A(a)(1) of the Code.

(c) Protection of the Company and Others.    Notwithstanding the foregoing provisions of this Paragraph 24, neither the Company, nor any officer or employee of the Company, nor any member of the Committee shall have any liability to any Participant on account of an Award hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so.

EXHIBIT B

SOVRAN SELF-STORAGE, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

Amended and Restated Plan Document

1.	Purpose and Eligibility.

Sovran Self Storage, Inc. (the “Corporation”) hereby establishes the Deferred Compensation Plan for Directors (the “Plan”) the purpose of which is to provide Directors of the Corporation who are not employees of the Corporation the opportunity to defer to a future date the receipt of their annual retainer fees and fees for attendance at Board and Committee meetings (“Compensation”). Nothing contained in this Plan shall be deemed to constitute an employment contract or agreement between the Directors and the Corporation.

2.	Election.

A Director may at any time elect to defer receipt of all or a portion of Compensation not yet earned. For new Directors, an election for the first year of service shall be made within fifteen (15) days of becoming a Director. For each subsequent year, an election must be made prior to the start of the year for which the election is to be applicable. Such election shall be in writing, shall specify the method of payment of deferred amounts in accordance with Paragraph 5, and shall continue until amended or terminated by written notice delivered to the Corporation. Such notice of amendment or termination shall not affect previously deferred Compensation.

An election to defer Compensation earned with respect to services provided in a given year, including an election that automatically continues from year to year until amended or terminated, shall become irrevocable with respect to such year on the last day of the preceding year.

In the event that a Director makes two or more elections specifying different methods of payment of amounts deferred in different years, the Corporation shall establish separate subaccounts within the Director’s Account established in accordance with Paragraph 4 in order to identify deferred amounts subject to different payment elections.

3.	Shares Subject to Plan.

(a) Subject to adjustment as provided in subparagraph (b), the number of shares of the Corporation’s common stock (the “Stock”) reserved for issuance pursuant to Paragraph 5 of the Plan is 100,000 shares. Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) The number of shares of Stock reserved for issuance under the Plan shall be appropriately adjusted to take into account any changes in the number of outstanding shares of Stock resulting from split-ups or combinations of shares or recapitalizations.

4.	Maintenance of Deferred Account.

(a) Compensation which is deferred shall be credited, in accordance with each Director’s election, to his or her account (“Account”) as of the date on which current payment otherwise would have been made (the “Payment Date”). The amount deferred shall be converted into “Units” based on the value of the Stock as hereinafter provided. The number of Units credited from time to time to each Account shall be:

•

With Respect to Compensation Deferred: The number obtained by dividing the amount of deferred Compensation otherwise payable on the Payment Date by 100% of the closing price of the Stock on the New York Stock Exchange (such closing price being the “Stock Price”) on the immediately preceding business day;

•

With Respect to Cash Dividends: The number obtained by multiplying the number of Units in the Account on the dividend record date by any cash dividends declared by the Corporation on the Stock and dividing the product by 100% of the Stock Price on the related dividend record date; and

•	With Respect to Stock Dividends: The number obtained by multiplying the number of Units in the Account on the dividend record date by the stock dividend declared.

SOVRAN SELF STORAGE, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

(b) The number of Units credited to each Account shall be appropriately adjusted to take into account any changes in the number of outstanding shares of Stock resulting from split-ups or combinations of shares or recapitalizations.

(c) The Plan is intended to constitute an “unfunded” plan for deferred compensation. The establishment of or allocation to Accounts shall not vest in any participant any right, title or interest in or to any specific assets of the Corporation nor shall the Corporation be required to purchase any Stock.

However, in the event the Corporation should purchase such Stock, it shall not be required to exercise any option or right with respect to such Stock, or if it wishes to exercise any option or right under such Stock, it shall not be required to exercise such option or right in any particular manner. With respect to the Corporation’s obligations under the Plan, the participant shall have no rights that are greater than those of a general creditor of the Corporation.

(d) Within forty-five (45) days after the end of a calendar year, the Corporation shall provide each Director who is participating in the Plan with a statement listing the balance of such Director’s Account as of the end of the year.

5.	PAYMENT OF DEFERRED AMOUNTS.

(a) All amounts credited to an Account shall be paid to the Director in shares of Stock (other than cash in lieu of fractional shares) either:

(i) in a lump sum on a date specified by the Director on his election form and in a number of shares equal to the number of Units then credited to the Director’s Account, or

(ii) in quarterly or annual installments over such number of quarters or years and commencing on such date as the Director shall have elected, on his or her election form, each installment being equal to a number of shares equal to the number of Units then credited to the Director’s Account divided by the number of installments remaining to be paid; or

(iii) in a lump sum within ten (10) business days of the separation from service of the Director as a director if the Director has not elected a different payment date on his election form and in number of shares equal to the number of Units then credited to the Director’s Account. For the purpose of this Paragraph 5(iii), a Director shall be deemed to have a separation from service as a director on the date determined in accordance with Treasury regulations promulgated under Internal Revenue Code (“Code”) Section 409A, which may include the effective date of the Director’s resignation or removal as a director, or the last day of the Director’s term if the Director has not been elected to a succeeding term.

In the event that a Director has different method of payment elections in effect with respect to different subaccounts, the foregoing provisions of this Paragraph 5(a) shall be applied with respect to the Director’s subaccount rather than his or her Account, as applicable.

(b) Notwithstanding any election made by the Director to have amounts deferred under the Plan paid at a different time or in a different manner, in the event of a Director’s death or Disability (as defined below), all amounts credited to his or her Account shall be paid in a lump sum on or before the later of (i) the last day of the calendar year in which the death or Disability occurs, or (ii) the 90th day following the date on which the death or Disability occurs, in shares of Stock equal to the number of Units as of such date of death or Disability. In the event of payment under this Paragraph 5(b), the Director or his or her Beneficiary (if applicable) shall not have the right to designate the taxable year of payment.

SOVRAN SELF STORAGE, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

In the event of the Director’s death, the payment shall be made to the Beneficiary designated by the Director on his election form (or on another writing delivered by the Director to the Corporation) or, if none, to his estate.

“Disability” means the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The date of Disability shall be the date on which the Director is determined to be totally disabled by the Social Security Administration or the date as of which the Director is determined to be disabled within the meaning of the previous sentence by a majority of the Board of Directors (excluding the Director).

(c) Notwithstanding any election made by the Director to have amounts deferred under the Plan paid at a different time or in a different manner, if a Change in Control occurs and the participant ceases to be a Director (other than by reason of death, Disability, retirement or Termination for Cause) within two years thereafter, then upon the date of any such occurrence, all amounts credited to the participant’s Account as of such date shall be paid promptly in a lump sum, in shares of Stock equal to the number of Units as of such date, to the Director. A “Change in Control” shall occur only if there is a “change in the ownership or effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation” within the meaning of Code Section 409A and Treasury regulations promulgated thereunder. “Termination for Cause” means termination which is effected by reason of fraud, deceit, or other gross misconduct by the Director performed within the scope of his duties as Director.

(d) Upon approval of the Board of Directors, a Director participating in the Plan may withdraw all or a portion of the balance of Units in such Director’s Account, in shares of Stock equal to the number of Units withdrawn, in the case of an “unforeseeable emergency” within the meaning of Code Section 409A and Treasury regulations promulgated thereunder (“Unforeseeable Emergency”); provided however that the amount of such withdrawal cannot exceed the amount reasonably necessary to meet the Unforeseeable Emergency as provided in applicable Treasury regulations. The Board of Directors shall have the sole discretion to determine whether an Unforeseeable Emergency has occurred with respect to a Director and, if so, the amount of withdrawal reasonably necessary to meet the emergency.

6.	Non-Assignment.

(a) No right to receive payments under this Plan shall be transferable or assignable by a Director except by will or in accordance with the laws of descent and distribution. All amounts of Compensation deferred under this Plan, all property and rights which may be purchased by the Corporation with such amounts and all income attributable to such amounts, property and rights shall remain the sole property and rights of the Corporation (without being restricted to the provision of benefits under this Plan) subject only to the claims of the Corporation’s general creditors.

(b) No modification of the time or manner of payment under the Plan shall be authorized if and to the extent that such authorization or the making of such modification would constitute “constructive receipt” on the part of a participant of amounts credited to his or her Account under the federal income tax laws or would result in a failure to comply with any requirement of Code Section 409A and the Treasury regulations promulgated thereunder.

7.	Effective Date and Termination.

This Plan was originally established and made effective with respect to compensation earned by a Director on and after May 25, 1999 (the “Original Plan Document”). This Plan was also amended on May 21, 2008 to increase the number of shares issuable hereunder. This Plan document, as so amended, includes provisions to

SOVRAN SELF STORAGE, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

comply with new deferred compensation rules enacted in Code Section 409A and is effective with respect to, and governs, all compensation deferred on and after January 1, 2005. To the extent any compensation was deferred by a Director and credited to such Director’s account prior to January 1, 2005, the terms of Section 5 of the Original Plan Document shall continue to apply with respect to the payment of such deferred amounts.

The Plan may be amended or terminated at any time by resolution of the Board, but no amendment or termination shall affect amounts previously credited to a Director’s Account.

8.	Miscellaneous.

(a) As used in this Plan, the term “year” means the calendar year unless the context clearly indicates a different meaning.

ANNUAL MEETING OF SHAREHOLDERS OF

SOVRAN SELF STORAGE, INC.

May 21, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on May 21, 2015:

The Proxy Statement, Form 10-K for the year ended December 31, 2014 and the Annual Report to Shareholders

are available at www.sovranss.com/2015annualmeeting

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20630303030000000100 6	052115

THE DIRECTORS RECOMMEND A VOTE “FOR” ELECTION OF ALL NOMINEES,

“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Robert J. Attea O Kenneth F. Myszka O Charles E. Lannon O Stephen R. Rusmisel O Arthur L. Havener, Jr. O Mark G. Barberio		2.	Adoption of the Sovran Self Storage, Inc. 2015 Award and Option Plan.	☐	☐	☐
			3.	Approval of the amended and restated Deferred Compensation Plan for Directors of Sovran Self Storage, Inc.	☐	☐	☐
			4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015.	☐	☐	☐
			5.	Proposal to approve the compensation of the Company’s executive officers.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			6.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.
THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method.		☐	Please check here if you plan to attend the meeting. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

1	¢

SOVRAN SELF STORAGE, INC.

SOLICITED BY THE BOARD OF DIRECTORS

for the Annual Meeting of Shareholders – May 21, 2015

Robert J. Attea, Kenneth F. Myszka and David L. Rogers, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Sovran Self Storage, Inc. that are held of record by the undersigned on March 20, 2015 at the Annual Meeting of Shareholders of Sovran Self Storage, Inc., to be held at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221, on May 21, 2015 at 9:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for election of all nominees for directors listed in Proposal 1, for Proposal 2, for Proposal 3, for Proposal 4 and for Proposal 5.

Please return this proxy card promptly using the enclosed envelope.

(To be Signed on Reverse Side)

COMMENTS:

¢	1.1	14475	¢

ANNUAL MEETING OF SHAREHOLDERS OF

SOVRAN SELF STORAGE, INC.

May 21, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 21, 2015: The Proxy Statement, Form 10-K for the year ended December 31, 2014 and the Annual Report to Shareholders are available at www.sovranss.com/2015annualmeeting

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢	20630303030000000100 6	052115

THE DIRECTORS RECOMMEND A VOTE “FOR” ELECTION OF ALL NOMINEES,

“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES:		2.	Adoption of the Sovran Self Storage, Inc. 2015 Award and Option Plan.	☐	☐	☐
¡ Robert J. Attea ¡ Kenneth F. Myszka ¡ Charles E. Lannon ¡ Stephen R. Rusmisel ¡ Arthur L. Havener, Jr. ¡ Mark G. Barberio

			3.	Approval of the amended and restated Deferred Compensation Plan for Directors of Sovran Self Storage, Inc.	☐	☐	☐

			4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

			5.	Proposal to approve the compensation of the Company’s executive officers.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜			6.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐		Please check here if you plan to attend the meeting. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢